                                                               EXHIBIT (6)(3)(i)

                              I N D U S T R I A L

                                    L E A S E

         BETWEEN:

                  GRANVILLE SOUTH BUSINESS CENTRE HOLDINGS LTD.
                   (the Landlord)

         AND:

                  GLOBAL ELECTION SYSTEMS INC.
                   (the Tenant)

                                TABLE OF CONTENTS

ARTICLE 1 - BASIC TERMS, SCHEDULES, DEFINITIONS
1.01     Basic Terms ................................................     1
1.02     Schedules ..................................................     3
1.03     Definitions ................................................     3

ARTICLE 2 - PREMISES

2.01     Premises ...................................................     3
2.02     Adjustment of Floor Area ...................................     3

ARTICLE 3 - TERM

3.01     Term .......................................................     3
3.02     Commencement Date ..........................................     3

ARTICLE 4 - RENT

4.01     Rent .......................................................     3
          (a) Annual Base Rent ......................................     3
          (b) Additional Rent .......................................     3
4.02     Payment of Rent ............................................     4
          (a) Annual Base Rent ......................................     4
          (b) Additional Rent Payments ..............................     4
          (c) Review of Additional Rent .............................     4
          (d) Apportionment of Additional Rent ......................     4
          (e) Basis of Determining Rent .............................     4
          (f) Post-dated Cheques ....................................     5
4.03     Rent for Irregular Periods .................................     5
4.04     Waiver of Offset ...........................................     5
4.05     Application of Payments ....................................     5
4.06     Payments Generally .........................................     5
4.07     Net Lease ..................................................     5
4.08     Tenant's Responsibility ....................................     6

ARTICLE 5 - TENANT'S COVENANTS

5.01     Rent .......................................................     6
5.02     Permitted Use ..............................................     6
5.03     Waste and Nuisance .........................................     6
5.04     Insurance Risks ............................................     6
5.05     Cleanliness ................................................     6
5.06     Compliance with Laws .......................................     6
5.07     Fire Exit Doors ............................................     6
5.08     Rules and Regulations ......................................     7
5.09     Overholding ................................................     7
5.10     Signs ......................................................     7
5.11     Inspection and Access ......................................     7
5.12     Showing Premises ...........................................     8
5.13     Pollution ..................................................     8
5.14     Obstruction of Roads .......................................     8

ARTICLE 6 - LANDLORD'S COVENANTS

6.01     Quiet Enjoyment ............................................     9
6.02     Entrances, Lobbies and other Common Areas ..................     9
6.03     Maintenance of Common Areas ................................     9



                                      (i)

ARTICLE 7 - REPAIR, DAMAGE AND DESTRUCTION
7.01     Landlord's Repairs .........................................      9
7.02     Tenant's Repairs ...........................................      9
7.03     No Abatement ...............................................     10
7.04     Substantial Damage or Destruction ..........................     11
7.05     Rebuilding .................................................     11
7.06     Expropriation ..............................................     11
7.07     Service Interruptions ......................................     12

ARTICLE 8 - TAXES AND OPERATING COSTS

8.01     Landlord's tax Obligations .................................     12
8.02     Tenant's Tax Obligations ...................................     12
8.03     Goods and Services Taxes ...................................     12
8.04     Tenant's Tax Cost ..........................................     13
8.05     Right to Contest ...........................................     13
8.06     Receipts for Payment .......................................     13
8.07     Allocation of Taxes ........................................     13
8.08     Operating Cost .............................................     14
8.09     Allocation to Particular Tenant ............................     14

ARTICLE 9 - UTILITIES AND ADDITIONAL SERVICES

9.01     Additional Services ........................................     14
9.02     Extra Operating Cost .......................................     15
9.03     Energy Conservation ........................................     15
9.04     Not Guaranteed Supply ......................................     15
9.05     Parking ....................................................     15

ARTICLE 10 - LICENSES, ASSIGNMENTS AND SUBLETTINGS

10.01    Licenses, Franchises and Concessions .......................     16
10.02    Assignment and Subletting ..................................     17
10.03    Change in Control of Tenant ................................     17
10.04    Advertising for Sublease ...................................     18

Article 11 - FIXTURES, IMPROVEMENTS, RELOCATION AND ALTERATIONS

11.01    Installation of Fixtures and Improvements ..................     18
11.02    Liens and Encumbrances on Fixtures and
           Improvements .............................................     19
11.03    Removal of Fixtures and Improvements .......................     19
11.04    Alterations by Landlord ....................................     20

ARTICLE 12 - INSURANCE AND LIABILITY

12.01    Landlord's Insurance .......................................     20
12.02    Tenant's Insurance .........................................     20
12.03    Limitation of Landlord's Liability .........................     22
12.04    Limitation of Tenant's Liability ...........................     23
12.05    Indemnity of Landlord ......................................     23
12.06    Increases in Rates .........................................     23

ARTICLE 13 - SUBORDINATION, ATTORNMENT, REGISTRATION AND CERTIFICATES

13.01    Sale or Financing of Building ..............................     23
13.02    Subordination and Attornment ...............................     23
13.03    Registration ...............................................     24
13.04    Certificates ...............................................     24
13.05    Assignment by Landlord .....................................     24

                                      (ii)

ARTICLE 14 - OCCURRENCE OF DEFAULT
14.01    Unavoidable Delay ...........................................     24
14.02    No Admission ................................................     25
14.03    Part Payment ................................................     25
14.04    Events of Default ...........................................     25

ARTICLE 15 - TENANT'S DEFAULT, REMEDIES OF LANDLORD AND SURRENDER

15.01    Remedying by Landlord, Non-payment and Interest .............     26
15.02    Remedies Cumulative .........................................     27
15.03    Right of Re-entry on Event of Default .......................     27
15.04    Termination and Re-entry ....................................     27
15.05    Certain Consequences of Termination and Re-entry ............     27
15.06    Waiver of Distress ..........................................     28
15.07    Re-letting and Sale of Personalty ...........................     28
15.08    Surrender on Termination ....................................     28

ARTICLE 16 - EVENTS TERMINATING LEASE

16.01    Cancellation of Insurance ...................................     29
16.02    Prohibited Occupancy, Bankruptcy and Other Events ...........     29

ARTICLE 17 - MISCELLANEOUS

17.01    Notices .....................................................     29
17.02    Extraneous Agreements .......................................     30
17.03    Time of Essence .............................................     30
17.04    Certificate of Architect and Auditor ........................     30
17.05    Successors and Assigns ......................................     30
17.06    Frustration .................................................     30
17.07    Waiver ......................................................     30
17.08    Governing Law and Severability ..............................     31
17.09    Captions ....................................................     31
17.10    Acceptance ..................................................     31
17.11    Deposit .....................................................     31
17.12    Security Deposit ............................................     31
17.13    Modifications ...............................................     32
17.14    No Brokerage Commissions ....................................     32



SCHEDULE A - LEGAL DESCRIPTION OF LAND AND FLOOR PLAN OF PREMISES

SCHEDULE B - DEFINITIONS

SCHEDULE C - RULES AND REGULATIONS

SCHEDULE D - INSURANCE CERTIFICATE

SCHEDULE E - FINAL INSPECTION REPAIR STANDARDS

SCHEDULE F - SPECIAL PROVISIONS


                                     (iii)

         THIS LEASE, dated April 29, 1993, is made and entered into by the Landlord and Tenant named herein who, in consideration of the covenants herein contained, agree as follows:

                                    ARTICLE I

                       BASIC TERMS, SCHEDULES, DEFINITIONS

  1.01     BASIC TERMS.

    (a)    (i)  LANDLORD:            Granville South Business Centre
                                     ---------------------------------------
                                     Holdings Ltd.
                                     ---------------------------------------

          (ii)  ADDRESS OF LANDLORD: c/o
                                     Maple Leaf Property Management Inc.
                                     Third Floor, 100 Park Royal
                                     West Vancouver, B.C. V7T 1A2

    (b)    (i)  TENANT:              Global Election Systems Inc.
                                     ------------------------------------

          (ii)  ADDRESS OF TENANT:   1562 Rand Avenue
                                     ------------------------------------
                                     Vancouver, B.C. V6P 3G2
                                     ------------------------------------

   (bb)    (i)  INDEMNIFIER:         N/A
                                     ------------------------------------
          (ii)  ADDRESS OF
                INDEMNIFIER:         N/A
                                     ------------------------------------

                                     ------------------------------------

    (c)    PREMISES:                 Building: 1562 Rand Avenue
                                     ---------------------------
                                     Unit No.(s): N/A
                                                  ------------------------

    (d)    FLOOR AREA:               8,150                    square feet
                                     -------------------------

    (e)    (i)  TERM:                Five (5)      years,       N/A   days
                                     -------------              -----

          (ii)  COMMENCEMENT DATE:   May 1, 1993
                                     ------------------------------------
         (iii)  LEASE EXPIRATION
                       DATE:         April 30, 1998
                                     ------------------------------------

           (f)    ANNUAL BASE RENT:

                  Lease Years      Per Square Foot    Per Annum       Per Month

                     1 - 5              $6.50         $52,975.00      $4,414.58
                    -------            -------       ------------    -----------

           (g) PERMITTED USE: The premises shall be used as offices, storage and light manufacturing of electronic equipment.

           (h)    INTENTIONALLY DELETED.

           (i)    (i)  Deposit:           $  N/A    , to be applied to
                                           ---------
                                          first month's Base and Additional
                                          Rent including G.S.T

                 (ii)  Security Deposit:  $6,077.60

                  The foregoing Basic Terms are hereby approved by the parties and each reference in this Lease to any of the Basic Terms shall be construed to include the provisions set forth above as well as all of the additional terms and conditions of the applicable Sections of this Lease where such Basic Terms are more fully set forth.

1.02 SCHEDULES. All Schedules to this Lease are incorporated into and form an integral part of this Lease.

1.03 DEFINITIONS. In this Lease, the words, phrases and expressions set forth in Schedule "B" are used with the meanings defined therein.

                                    ARTICLE 2

                                    PREMISES

2.01 PREMISES. In consideration of the rents, covenants and agreements hereinafter reserved and contained on the part of the Tenant to be paid, observed and performed, the Landlord hereby demises and leases to the Tenant the Premises.

2.02 ADJUSTMENT OF FLOOR AREA. Within thirty (30) days of the Tenant having taken possession of the Premises pursuant to Section 2.01, the Landlord or the Tenant may cause the Premises to be measured at its expense and if a discrepancy is determined and confirmed by the Architect, the Floor Area of the Premises shall be revised accordingly with a corresponding adjustment in Annual Base Rent and Additional Rent pursuant to Section 4.02.

                                    ARTICLE 3

                                      TERM

3.01 TERM. The Term of this Lease shall be for the period set out in Section 1.01(e)(i), beginning on the Commencement Date.

3.02 COMMENCEMENT DATE. The Term and the Tenant's obligations under this Lease, including the Tenant's obligations to pay Rent, shall commence on the Commencement Date. If the Tenant should open for business prior to the Commencement Date, the Tenant shall pay Rent and observe and perform all the other terms of this Lease from the day it opens for business.

                                    ARTICLE 4

                                      RENT

4.01 RENT. YIELDING AND PAYING THEREFOR unto the Landlord, at the address set out in Section 1.01(a)(ii) or at such other place as the Landlord may direct in writing, during the Term in lawful money of Canada without any set off, abatement, compensation or deduction whatsoever on the days and at the times hereinafter specified, Rent which shall include the aggregate of the sums specified in clauses (a) and (b) below:

         (a) Annual Base Rent. Annual Base Rent in the amount per annum set out in Section 1.01(f) (i) for the respective year of the Term, payable in equal consecutive monthly installments in advance on the first day of each month during the Term in the amount set out in Section 1.01(f)(i), subject to the adjustment provisions of Section 4.02 (c)

         (b) Additional Rent. Together with the aggregate of the following:

                    (i)  the Tenant's Share of Tax Cost;

                   (ii)  the Tenant's Share of Operating Cost; and

                  (iii) such other amounts, charges, costs and expenses as are required to be paid by the Tenant to the Landlord pursuant to this Lease in addition to Annual Base Rent;

4.02 PAYMENT OF RENT. The Rent provided for in this Article 4 shall be paid by the Tenant as follows:

         (a) Annual Base Rent. The Annual Base Rent shall be paid in equal consecutive monthly instalments in advance on the first day of each and every month during the Term. Unless otherwise provided herein, the first monthly instalment of the Annual Base Rent shall be paid by the Tenant on the Commencement Date. Where the Commencement Date is not the first day of a calendar month, the Annual Base Rent for the period from the Commencement Date to the first day of the next ensuing calendar month shall be pro-rated on a per diem basis and paid on the Commencement Date as an instalment of the Annual Base Rent for the period from the Commencement Date to the beginning of the first full calendar month of the Term; thereafter subsequent monthly instalments shall each be paid in advance on the first day of each ensuing calendar month during the Term.

         (b) Additional Rent Payments. The amount of any or all of the items of Additional Rent pursuant to Section 4.01(b) which the Tenant is to pay may be estimated by the Landlord for such period as the Landlord may determine from time to time. The Tenant agrees to pay to the Landlord the amount of such estimate in monthly instalments in advance in amounts and during the period specified by the Landlord on the dates and at the times for payment of the Annual Base Rent provided for in this Lease. The Landlord may make its estimates so that the Tenant's Share of Additional Rent will be payable to the Landlord prior to the time the Landlord is obliged to pay the costs in respect of which the Additional Rent is payable. The Landlord may submit to the Tenant at any time during a period a re-estimate of the amount of Additional Rent payable by the Tenant pursuant to Section 4.01(b) and a revised monthly instalment amount. Within a reasonable time after the end of the period for which such estimated payments have been made, the Tenant shall be advised of the actual amount required to be paid as Additional Rent pursuant to Section 4.01(b) and if necessary an adjustment shall thereupon be made between the parties.

         (c) Review of Additional Rent. Notwithstanding Section 4.02(b), no party hereto may claim a re-adjustment in respect of any item of Additional Rent whether paid or payable in instalments or otherwise, if based on any error of estimation, allocation, calculation or computation thereof, unless claimed in writing prior to the expiration of one year from the conclusion of the period in respect of which such item of Additional Rent accrued.

         (d) Apportionment of Additional Rent. Whenever, in the Landlord's reasonable opinion, an item of Additional Rent properly relates to only a portion of the Building and the Premises are located within such portion, the Tenant's Share of such item or category shall be calculated in relation to the Floor Area of such portion.

         (e) Basis of Determining Rent. The Tenant acknowledges that the Annual Base Rent is calculated on the basis of the

                  Floor Area of the Premises being as set out in Section 1.01(d) and at the rate set out in Section 1.01(f)(i) for each square foot of Floor Area. The Tenant agrees that the Landlord may adjust the Annual Base Rent and the Additional Rent if the Floor Area of the Premises is found to be different than the Floor Area stated above.

         (f) Post-dated Cheques. If requested by the Landlord from time to time, the Tenant will provide to the Landlord without prejudice to any other right or remedy of the Landlord a series of cheques, post-dated to the respective due dates of payments, for the amounts of the Rent and estimates on account thereof which are periodically payable under this Lease.

4.03 RENT FOR IRREGULAR PERIODS. All Rent reserved herein shall be deemed to accrue from day to day, and if for any reason it shall become necessary to calculate Rent for irregular periods of less than one year or one month, as the case may be, an appropriate pro-rata adjustment shall be made on a daily basis in order to compute Rent for such irregular period.

4.04 WAIVER OF OFFSET. The Tenant hereby waives and renounces any and all existing and future claims, offsets and compensation against any Rent and agrees to pay such Rent regardless of any claim, offset or compensation which may be asserted by the Tenant or on its behalf.

4.05 APPLICATION OF PAYMENTS. All payments by the Tenant to the Landlord under this Lease shall be applied toward such amounts then outstanding hereunder as the Landlord determines and the Landlord may subsequently alter the application of any such payment.

4.06 PAYMENTS GENERALLY. All payments by the Tenant to the Landlord of whatsoever nature required or contemplated by this Lease shall be:

         (a) paid to the Landlord by the Tenant in lawful currency of Canada;

         (b) made when due hereunder, without prior demand therefor and without any set-off, compensation or deduction whatsoever;

         (c) deemed to be Rent, in partial consideration for which this Lease has been entered into, and shall be payable and recoverable as Rent, such that the Landlord shall have all rights and remedies against the Tenant for default in making any such payment which may not be expressly said to be Rent as the Landlord has for default in payment of Rent; and

         (d) subject to an overdue charge if any such payment is not made when due, which charge shall be that amount referred to in
                  Section 15.01(c) (but in any case such charge shall be not less than Fifty Dollars ($50.00) per month) payable with the next monthly installment of Annual Base Rent, all without prejudice to any other right or remedy of the Landlord.

4.07 NET LEASE. The Tenant acknowledges and agrees that it is intended that this Lease shall be a completely net lease for the Landlord except as shall be otherwise provided in the specific provisions contained in this Lease, and that the Landlord shall not be responsible during the Term for any costs, charges, expenses and outlays of any nature whatsoever arising from or relating to the Premises, and the Tenant, except as shall be otherwise provided in the specific provisions contained in this Lease, shall pay all charges, impositions and costs of every nature and kind relating to the Premises whether or not referred to herein and whether or not within the contemplation of the Landlord or the Tenant and the Tenant covenants with the Landlord accordingly.

4.08 TENANT'S RESPONSIBILITY. The Tenant shall be responsible during the Term for any and all costs, charges, expenses and outlays of any nature whatsoever arising from or relating to the Premises, as well as the Tenant's Share of any and all costs, charges, expenses and outlays relating to the Building and Land, whether foreseen or unforeseen, and whether or not within the contemplation of the parties at the Commencement Date, except as is otherwise expressly provided in this Lease.

                                    ARTICLE 5

                               TENANT'S COVENANTS

     The Tenant covenants with the Landlord as follows:

5.01 RENT. To pay the Annual Base Rent and Additional Rent on the days and in the manner provided herein.

5.02 PERMITTED USE. To use the Premises only for the purpose set out in Section 1.01(g) and not to use or permit to be used the Premises or any part thereof for any other purpose.

5.03 WASTE AND NUISANCE. Not to commit or permit any waste or injury to the Building or the Premises including the Leasehold Improvements and the trade fixtures therein; any overloading of the floors thereof; any conduct which impedes or in the opinion of the Landlord acting reasonably could impede the business of any other occupant of the Building or which constitutes or, in the opinion of the Landlord acting reasonably, could constitute a nuisance to the Landlord, any other occupant of the Building or anyone else; or any other use or manner of use which annoys or interferes with the operations of any other occupant of the Building or in the opinion of the Landlord acting reasonably may have an adverse impact on the reputation of the Building.

5.04 INSURANCE RISKS. Not to do, omit to do or be done or permit to be done or omitted to be done upon the Premises anything which would cause the Landlord's cost of insurance to be increased (and, without waiving the foregoing prohibition the Landlord may demand, and the Tenant shall pay to the Landlord upon demand the amount of any such increase of cost caused by anything so done or omitted to be done) or which shall cause any policy of insurance to be subject to cancellation.

5.05 CLEANLINESS. Not to permit the Premises or surrounding lands, loading areas and access routes to become untidy, unsightly or hazardous or permit unreasonable quantities of waste or refuse to accumulate therein, and to comply with Schedule "E" upon termination of this Lease.

5.06 COMPLIANCE WITH LAWS. To comply at its own expense with all municipal, federal, provincial, sanitary, fire and safety laws, by-laws, regulations and requirements pertaining to the operation and use of the Premises, the condition of the Leasehold Improvements, trade fixtures, furniture and equipment installed therein and the making by the Tenant of any repairs, changes or improvements therein.

5.07 FIRE EXIT DOORS. To permit the installation by the Landlord of any door in any wall of the Premises necessary to comply with the requirements of any statute, law, by-law, ordinance, order or regulation referred to in Section 5.06, and to permit ingress and egress to and from the Premises by the Landlord or by other tenants of the Landlord or by their respective employees, servants, workmen and invitees, by use of such doors in case of fire or emergency.

5.08 RULES AND REGULATIONS. To observe, and to cause its employees, invitees and others over whom the Tenant can reasonably be expected to exercise control to observe the Rules and Regulations attached as Schedule "C" hereto, and such further and other reasonable rules and regulations and amendments and changes therein as may hereafter be made by the Landlord of which notice in writing shall be given to the Tenant and all such rules and regulations shall be deemed to be incorporated into and form part of this Lease, and the breach of which shall entitle the Landlord to exercise any remedies for default provided herein, or any remedies available at law or in equity. The Landlord will not be responsible to the Tenant for the non-observation of the Rules and Regulations by any other tenant or person.

5.09 HOLDING OVER. If the Tenant continues to occupy the Premises with the written consent of the Landlord after the expiration or other termination of the Term, then, without any further written agreement, the Tenant shall be a monthly lessee at the aggregate of:

         (a) a minimum monthly Rent equal to twice the monthly installments of Annual Base Rent; and

         (b)      Additional Rent as herein provided;

and subject always to all of the other provisions in this Lease insofar as the same are applicable to a month to month tenancy and a tenancy from year to year shall not be created by implication of law; provided that if the Tenant continues to occupy the Premises without the written consent of the Landlord at the expiration or other termination of the Term, then the Tenant shall be a tenant at sufferance and shall pay to the Landlord, as liquidated damages and not as Rent, an amount equal to the aggregate set forth above during the period of such occupancy, accruing from day to day and adjusted pro rata accordingly and subject always to all of the other provisions of this Lease insofar as they are applicable to a tenancy at sufferance and a tenancy from month to month or from year to year shall not be created by implication of law; provided that nothing herein contained shall preclude the Landlord from taking action for recovery of possession of the Premises.

5.10 SIGNS. Not to paint, display, inscribe, place or affix any sign, symbol, notice or lettering of any kind anywhere outside the Premises (whether on the outside or inside of the Building) or within the Premises so as to be visible from the outside of the Premises, with the exception only of building standard identification signage and to be subject to the approval of the Landlord as to design, size and location. Such identification sign shall be installed at the expense of the Tenant, and the Landlord reserves the right to install the sign as an Additional Service.

5.11 INSPECTION AND ACCESS. To permit the Landlord at any time and from time to time upon reasonable notice to enter and to have its authorized agents, employees and contractors enter the Premises for the purpose of inspection, window cleaning, maintenance, making repairs, alterations or improvements to the Premises or the Building, or to have access to utilities and services (including underfloor heater ducts and access panels, which the Tenant agrees not to obstruct) or to determine the electric light and power consumption by the Tenant in the Premises and the Tenant shall provide free and unimpeded access for the purpose, and shall not be entitled to compensation for any inconvenience, nuisance or discomfort caused thereby, but the Landlord in exercising its rights hereunder shall proceed to the extent reasonably possible so as to minimize interference with the Tenant's use and enjoyment of the Premises.

5.12 SHOWING PREMISES. To permit the Landlord and its authorized agents and employees to show the Premises to prospective tenants during the Normal Business Hours of the last six (6) months of the Term. The Landlord shall have the right within six (6) months prior to the expiration of the Term to place upon the Premises a notice, of reasonable dimensions and reasonably placed so as not to interfere with the business of the Tenant, stating that the Premises are to let and the Tenant shall not remove or obscure such notice or permit the same to be removed or obscured.

5.13 POLLUTION. The Tenant shall not discharge nor permit the discharge of any oil or grease or any deleterious, objectionable, dangerous, radioactive, poisonous or explosive matter or substance into any water, ditches, water courses, culverts, drains or sewers and the Tenant shall take all reasonable measures for ensuring that any effluent discharged shall not be corrosive, poisonous or otherwise harmful to or cause obstruction, deposit or pollution within any waters, ditches, water courses, culverts, drains or sewers or to or within any sewage disposal works or to the bacteriological process of sewage purification, and the Tenant shall forthwith at the Landlord's request provide facilities for testing and monitoring any such effluent from the Tenant's operations and shall permit the Landlord access to the Premises for the purposes of carrying out such testing and monitoring from time to time. In addition, the Tenant shall not at any time whatsoever dispose of or permit to be disposed of on, in or under the Premises, any oil or grease or any deleterious, objectionable, dangerous, poisonous or explosive substance or matter nor permit any such substance or matter to be discharged or accumulated on, in or under the Premises, including without limitation, any radioactive matter or substance, any radioactivity, or any microwaves. The Tenant shall, to the extent permitted by the Landlord construct, maintain and operate every furnace and burner employed on the Premises so as to substantially consume or burn the smoke arising from every furnace and burner and shall not use or suffer any such furnace or burner to be used negligently so that the smoke arising therefrom is not substantially consumed or burned and shall not cause or permit any grit, dust or noxious or offensive effluvia to be emitted from any engine, furnace, burner or apparatus on the Premises without using the best practicable means reasonably available for preventing or counteracting such emissions.

5.14 OBSTRUCTION OF ROADS. The Tenant shall not permit any vehicles owned by or under the control of the Tenant to cause an obstruction on any roadways in or about the Project and the Tenant shall use its best endeavours to ensure that all persons doing business with the Tenant and their servants and workmen shall not permit any vehicles to cause such obstruction as aforesaid and the Tenant shall also use its best endeavours to ensure that vehicles owned by or under the control of the Tenant, its employees or persons doing business with the Tenant shall observe any regulations and instructions made or given by the Landlord or by any other person, corporation or body having authority to make or give such regulations or instructions with regard to the operation and parking or vehicles on the said roadways or other areas provided for the parking of vehicles in the Project.

                                    ARTICLE 6

                              LANDLORD'S COVENANTS

               The Landlord covenants with the Tenant as follows:

6.01 QUIET ENJOYMENT. For so long as the Tenant is not in default hereunder, the Tenant shall and may peaceably possess and have quiet enjoyment of the Premises for the Term hereby granted, except as otherwise herein provided.

6.02 ENTRANCES, LOBBIES AND OTHER COMMON AREAS. To permit the Tenant and its employees and invitees to have the use in common with others entitled thereto of the common entrances, lobbies, stairways and corridors of the Building giving access to the Premises (subject to the Rules and Regulations referred to in Section 5.08 and such other reasonable limitations as the Landlord may from time to time impose).

6.03 MAINTENANCE OF COMMON AREAS. To cause the common entrances, lobbies, stairways, corridors, parking areas and other parts of the Building from time to time provided for common use and enjoyment to be swept, cleaned or otherwise properly maintained.

                                    ARTICLE 7

                         REPAIR, DAMAGE AND DESTRUCTION

7.01 LANDLORD'S REPAIRS. The Landlord covenants with the Tenant:

         (a) subject to Section 7.04, to keep in a good and reasonable state of repair, and consistent with the general standards of buildings of similar age, character and comparable location in British Columbia:

                  (i) the Building (other than the Premises and premises of other tenants) including the foundation, roof, exterior walls including exterior glass portions thereof, the systems for interior climate control, the elevators, entrances, stairways, corridors and lobbies and washrooms from time to time provided for use in common by the Tenant and other tenants of the Building and the systems provided for bringing utilities to the Premises; and

                  (ii)     the structural members or elements of the Premises;
                           and

         (b) to repair defects in construction performed or installations made by the Landlord in the Premises and Insured Damage.

7.02 TENANT'S REPAIRS. Notwithstanding Section 7.01, the Tenant covenants with the Landlord: The Tenant shall examine the Premises before taking possession hereunder and such taking of possession shall be conclusive evidence as against the Tenant that at the Commencement Date the Premises were in good order and repair, except for any material defects of a structural nature in the Roof, foundations, exterior walls or floor of the Building existing as at the Commencement Date and in respect of which the Tenant gives written notice to the Landlord not later than thirty (30) days after the Commencement Date. Excepting only the repair of such defects, reasonable wear and tear and repairs for which the Landlord is responsible under this Lease, the Tenant shall, at all times during the Term and any renewal thereof, promptly, at its own expense, repair and maintain the Premises and all equipment, fixtures and improvements in a first class condition. At the end or sooner termination of the Term or any renewal thereof the Tenant shall yield up to the Landlord, without notice from the Landlord, the Premises repaired and maintained in the condition aforesaid. In addition, and without limiting the generality of the foregoing, the Tenant shall repaint all internal work of the Premises which the Landlord may from time to time reasonably require to be painted, such painting to be done by the Tenant at the following times:

         (a)      at least once during every five Lease Years; and

         (b)      during the earlier of:

                  (i)      the last year of the Term or any renewal thereof, or:

                  (ii) the thirty (30) day period immediately following the termination of this Lease by the Landlord.

All painting shall be in accordance with original specifications approved by the Landlord and shall be completed to the satisfaction of the Landlord;

         (c) that the Landlord may enter and view the state of repair, and that the Tenant will repair according to notice in writing, and that the Tenant will leave the Premises in a good and reasonable state of repair, subject always to the exceptions referred to in Section 7.02(a); and

         (d) that if any part of the Building, including the systems for interior climate control and for the provision of utilities becomes out of repair, damaged or destroyed through the negligence or misuse of the Tenant or its employees, invitees or others over which the Tenant can reasonably be expected to exercise control, the expense of repairs or replacements thereto necessitated thereby shall be reimbursed to the Landlord promptly upon demand.

The Tenant shall, upon expiry or earlier termination of this Lease, leave the Premises in good order and repair and expressly comply with the obligations set out in Schedule "E".

7.03 NO ABATEMENT. If during the Term the Premises shall be damaged or destroyed by any cause whatsoever such that the Premises are rendered unfit for occupancy by the Tenant, then:

         (a) if and to the extent the Landlord recovers such Annual Base Rent and Additional Rent under the policy or policies of insurance against rental loss, if any, which the Landlord has taken out, Annual Base Rent and Additional Rent shall abate for the period of time required to repair the Premises as required by this Lease; but

         (b) if and to the extent the Landlord does not recover such Annual Base Rent and Additional Rent under any such policies, Annual Base Rent and Additional Rent shall not abate.

         It is hereby agreed that, in the event of damage or destruction of the Premises as aforesaid, the Landlord shall first have recourse against its insurers, if any, in respect of Annual Base Rent and Additional Rent owing by the Tenant hereunder and shall only have recourse against the Tenant if and to the extent such Annual Base Rent and Additional Rent is not recovered by the

Landlord from such insurers. The Landlord's insurers shall have no right to be subrogated to the claims of the Landlord in respect of Annual Base Rent and Additional Rent which abates pursuant to paragraph (a) above and the Landlord hereby waives and releases the Tenant from any and all claims against the Tenant in respect of the Annual Base Rent and Additional Rent which abates pursuant to paragraph (a) above but not otherwise.

7.04 SUBSTANTIAL DAMAGE OR DESTRUCTION. In the event of substantial damage or destruction of the Premises, or of any other portion of the Building which comprises, in aggregate, an area equal to or greater than twenty-five percent (25%) of the Floor Area of those premises in the Building designated for lease (whether leased or not), whether or not the Premises be affected thereby, the Landlord may, within sixty (60) days after such damage or destruction and on giving thirty (30) days' written notice to the Tenant, declare this Lease terminated forthwith and, in such event, the Term shall be deemed to have expired and the Tenant shall deliver up possession of the Premises accordingly, Rent shall be apportioned and shall be payable up to the date of termination stated in such notice and the Tenant shall be entitled to be repaid by the Landlord any Rent paid in advance and unearned or an appropriate portion thereof. "Substantial damage or destruction" means damage or destruction that, in the opinion of the Architect, requires repair, alteration or reconstruction of the Premises or of such other portion of the Building that cannot be completed within a period of one hundred eighty (180) days from the time of such damage or destruction.

7.05 REBUILDING. If this Lease is not terminated pursuant to Section 7.04, and such damage or destruction is insured against by the Landlord pursuant to
Section 7.04, the Landlord shall cause such damage or destruction to be repaired, restored or reconstructed, save as to items which are the responsibility of the Tenant pursuant to Section 7.02. In effecting such repair, restoration or reconstruction, the Landlord may use plans and specifications other than those used in the former construction and may alter the configuration of, or enlarge or reduce the size of the Building or alter or relocate the Premises, provided that the Premises as altered or relocated shall be of substantially the same size and have substantially the same attributes as the original Premises.

7.06 EXPROPRIATION.

         (a) If during the Term title is taken to the whole or any part of the Building (whether or not such part includes the Premises) by any competent authority under the power of eminent domain or by expropriation, which taking, in the reasonable opinion of the Landlord, does not leave a sufficient remainder to constitute an economically viable development, the Landlord may at its option terminate this Lease effective on the date possession is taken by or on behalf of such authority. Upon such termination, the Tenant shall immediately deliver up possession of the Premises, Rent shall be payable up to the date of such termination and the Tenant shall be entitled to be repaid by the Landlord any Rent paid in advance and unearned or an appropriate portion thereof.

         (b) in the event of any such taking, the Tenant shall have no claim upon the Landlord for the value of its property or the unexpired portion of the Term, but the parties shall each be entitled to separately advance their claims for compensation for the loss of their respective interests and to receive and retain such compensation as may be awarded to each respectively. If an award compensation made to the Landlord specifically includes an award for the Tenant, the Landlord will account therefor to the Tenant. In this Section 7.06 the word "expropriation" includes a sale by the Landlord to an authority with powers of expropriation, in lieu or under threat of expropriation.

7.07 SERVICE INTERRUPTIONS. The Tenant acknowledges to the Landlord that the operation of systems and the availability of facilities may be interrupted from time to time in cases of accident and emergency, in order to carry out maintenance, repairs, alterations, replacements and upgrading, or for any other reasonable reason required by the Landlord. During periods of such interruption, any obligation of the Landlord to provide access to such systems and facilities or common areas of the Building shall be suspended and the provisions of Section
14.01 shall apply.

                                    ARTICLE 8

                            TAXES AND OPERATING COSTS

8.01 LANDLORD'S TAX OBLIGATIONS. The Landlord covenants with the Tenant, subject to the provisions of Section 8.02, to pay to the taxing authority or authorities having jurisdiction, all Taxes.

8.02 TENANT'S TAX OBLIGATIONS. The Tenant covenants with the Landlord:

         (a) to pay when due, all taxes, business taxes, business license fees, and other taxes, rates, duties or charges levied, imposed or assessed by lawful authority in respect of the use and occupancy of the Premises by the Tenant, the business or businesses carried on therein, or the equipment, machinery or fixtures brought therein by or belonging to the Tenant, or to anyone occupying the Premises with the Tenant's consent, or from time to time levied, imposed or assessed in the future in lieu thereof, and to pay to the Landlord upon demand the portion of any tax, rate, duty or charge levied or assessed upon the Land and Building that is attributable to any equipment, machinery or fixtures on the Premises which are not the property of the Landlord, or which may be removed by the Tenant;

         (b) to pay promptly to the Landlord when demanded or otherwise due hereunder all Taxes in respect of all Leasehold Improvements in the Premises;

         (c) to pay to the Landlord in the manner specified in Section 4.02(b) the Tenant's Share of the Tax Cost.

8.03 GOODS AND SERVICES TAXES. The Tenant shall pay to the Landlord an amount equal to any and all Goods and Services Taxes, it being the intention of the parties that the Landlord shall be fully reimbursed by the Tenant with respect to any and all Goods and Services Taxes at the full tax rate applicable from time to time in respect thereof. The amount of the Goods and Services Taxes so payable by the Tenant shall be calculated by the Landlord in accordance with the applicable legislation and shall be paid to the Landlord at the same time as the amounts to which such Goods and Services Taxes apply are payable to the Landlord under the terms of this Lease or upon demand at such other time or times as the Landlord from time to time determines. Notwithstanding any other Section of this Lease, the amount payable by the Tenant under this Section shall be deemed not to be Rent, but the Landlord shall have the same remedies for and rights of recovery of such amount as it has for recovery of Rent under this Lease.

8.04 TENANT'S TAX COST. After the commencement of the Term of this Lease and prior to the commencement of each calendar year thereafter which commences during the Term, the Landlord may estimate the Tax Cost, or any installment on account thereof, to become due on any date during the ensuing calendar year or (if applicable) portion thereof, as the case may be, and the amount thereof which will be payable by the Tenant under Section 8.02, and notify the Tenant in writing of such estimate. When the Tax Cost for the calendar year or portion of the calendar year in question becomes finally determined, the Landlord shall recalculate the same. If the Tenant has overpaid such Tax Cost, the Landlord shall refund any excess paid, but if any balance remains unpaid, the Landlord shall fix monthly installments for the then remaining balance of such calendar year, or portion thereof, such that, after giving credit for installments paid by the Tenant hereunder in respect of such calendar year, the Tenant's entire share of Tax Cost will be fully payable during such calendar year or portion thereof. If for any reason the Tax Cost is not finally determined within such calendar year, or portion thereof, the parties shall make the appropriate readjustment when such Tax Cost becomes finally determined. Any report of the Landlord's accountant as to the Tax Cost shall be conclusive as to the amount thereof for any period to which such report relates.

8.05 RIGHT TO CONTEST. The Tenant shall have the right to contest the validity or amount of any taxes contemplated by Section 8.02 provided that:

         (a) the Tenant first obtains the Landlord's written consent, which consent shall not be unreasonably withheld so long as the Landlord's interest in the Premises or the Building is not rendered subject to forfeiture, sale or disturbance;

         (b) the Tenant first provides such security in lieu of payment as the Landlord may require; and

         (c) the Tenant first provides an indemnity to the Landlord in a form acceptable to it, indemnifying and holding the Landlord harmless against all liability which may result from the contest, including indemnity against any increase in taxes resulting from the Tenant exercising its right under this Section;

in which case during the bona fide period of such contest the Tenant shall not be deemed to be in default hereunder, but upon the first determination of such contest, the Tenant shall immediately pay and satisfy the amount found to be due thereby, if any, together with all costs, penalties or interest, and shall then be entitled to the release of any such security.

8.06 RECEIPTS FOR PAYMENT. Whenever requested by the Landlord, the Tenant will deliver to it receipts for payment of all taxes, rates, duties, levies and assessments payable by the Tenant pursuant to Section 8.02(a) and (b) hereof and furnish such other information in connection therewith as the Landlord may reasonably require.

8.07 ALLOCATION OF TAXES. If a separate allocation of Taxes is not issued by the relevant taxing authority with respect to any Leasehold Improvements, the Landlord or the Tenant may from time to time apply to the taxing authority for a determination of the portion of Taxes attributable to such Leasehold Improvements, which determination shall be conclusive for the purposes of this Article. If no such determination may be obtained from the taxing authority, the Landlord shall establish the portion of Taxes attributable to such Leasehold Improvements using the then current established principles of assessment used by the taxing authority, or such other method which is fair, reasonable and equitable as determined by the Landlord.

8.08 OPERATING COST. During the Term of the Lease the Tenant shall pay to the landlord in the manner set forth in this Section the Tenant's Share of the Operating Cost. Prior to the commencement of the Term of this Lease and the commencement of each fiscal period selected by the Landlord thereafter which commences during the Term, the Landlord shall estimate the amount of Operating Cost for the ensuing fiscal period or, if applicable, a portion thereof, as the case may be, and notify the Tenant in writing of such estimate and the Tenant's monthly installments on account thereof. The Landlord may from time to time alter the fiscal period selected, in which case, and in the case where only a portion of a fiscal period is included within the Term, the appropriate adjustment in monthly installments shall be made. From time to time during a fiscal period the Landlord may re-estimate the amount of Operating Cost in which event the Landlord shall notify the Tenant in writing of such re-estimate and fix monthly installments for the then remaining balance of such fiscal period or portion thereof such that, after giving credit for installments paid by the Tenant on the basis of the previous estimate or estimates, the estimated portion of Operating Cost payable by the Tenant will be fully payable during such fiscal period or portion thereof. As soon as practicable after the expiration of each fiscal period, the Landlord shall make a final determination of Operating Cost for such fiscal period or, if applicable, the portion thereof and notify the Tenant, and the parties shall make the appropriate readjustment and any money owing by or to one party by the other upon final determination shall be paid to the other within thirty (30) days of the final determination. Notices by the Landlord stating the amount of any estimate, re-estimate or determination of Operating Cost, or monthly installments payable need not include particulars of Operating Cost. The Operating Cost for a period of which the Term forms a part shall be reported by the Landlord's accountant and a copy of such report shall be furnished to the Tenant upon request. Any report of the accountant appointed by the Landlord as to the Operating Cost shall be conclusive as to the amount thereof for any period to which such report relates.

8.09 ALLOCATION TO PARTICULAR TENANT. Notwithstanding any of the foregoing, whenever in the Landlord's reasonable opinion any Operating Cost or item of Operating Cost properly relates to a particular tenant or tenants within the Building, the Landlord may allocate such Operating Cost or item of Operating Cost to such tenant or tenants. Any amount allocated by the Landlord to the Tenant pursuant to this Section shall be payable by the Tenant forthwith upon demand.

                                    ARTICLE 9

                        UTILITIES AND ADDITIONAL SERVICES

9.01 ADDITIONAL SERVICES. The Landlord, if it shall from time to time so elect, shall have the exclusive right, by way of Additional Services, to provide or have its designated agents or contractors provide any janitorial or cleaning services to the Premises required by the Tenant which are additional to those required to be provided by the Landlord under Section 6.03, including the Additional Services which the Landlord agrees to provide by arrangement and to provide or have its designated agents or contractors provide any servicing and maintenance of mechanical and electrical equipment and systems in the Premises, and the making of repairs or alterations conducted within the Premises. The Cost of Additional Services (including the Landlord's administration fee) provided to the Tenant, whether the Landlord shall be obligated hereunder or shall elect to provide them as

Additional Services, shall be paid to the Landlord by the Tenant from time to time promptly upon receipt of invoices therefor from the Landlord. Cost of Additional Services charged directly to the Tenant and other tenants shall be credited in computing Operating Cost to the extent that they would otherwise have been included.

9.02 EXTRA OPERATING COST. Upon request by the Tenant, the Landlord may, in its sole discretion, agree from time to time to arrange for extra heating, ventilating and air conditioning supply, electrical supply or for the supply of other services to the Premises above those normally provided to tenants of the Building. The Tenant will pay to the Landlord in the manner in which Operating Cost is paid from time to time hereunder any and all additional costs and expenses of the Landlord which may arise in respect of the use by the Tenant of the Premises in respect of extra heating, ventilating and air conditioning supply, electrical supply and other services which are arranged to be provided to the Tenant as a result of its activities over and above those normally provided to tenants of the Building, plus an administration fee equal to fifteen percent (15%) of each component thereof. The Landlord reserves the right to install at the Tenant's expense meters to check the Tenant's consumption of electricity, water or other utilities.

9.03 ENERGY CONSERVATION. The Tenant covenants with the Landlord:

         (a) that the Tenant will cooperate with the Landlord in the conservation of all forms of energy in the Building, including, without limitation, the Premises;

         (b) that the Tenant will comply with all laws, by-laws, regulations and orders relating to the conservation of energy and affecting the Premises or the Building;

         (c) that the Tenant will pay all rates, charges, costs and expenses as may be assessed or levied by all suppliers of utilities directly to the Premises, and at its own cost and expense comply with all reasonable requests and demands of the Landlord made with a view to any energy conservation measure; and

         (d) that any and all costs and expenses paid or incurred by the Landlord in complying with such laws, by-laws, regulations and orders, so far as the same shall apply to, or reasonably be apportioned to, the Building by the Landlord, shall be included in Operating Cost.

                  The Landlord shall not be liable to the Tenant in any way for any loss, costs, damages or expenses, whether direct or consequential, paid, suffered or incurred by the Tenant as a result of any reduction in the services provided by the Landlord to the Tenant or to the Building as a result of the Landlord's compliance with such laws, by-laws, regulations or orders.

9.04 NOT GUARANTEED SUPPLY. Nothing in this Lease shall be deemed to be an undertaking or guarantee by the Landlord that it shall continue to supply electricity, heating, ventilating, air-conditioning or other utilities to the Premises throughout the Term. If the Landlord no longer supplies any or all such utilities to the Premises and any or all such utilities are furnished directly to the Tenant from the supplier utility, the Additional Rent in relation to such utilities shall abate absolutely, with respect to the charges for such utilities as are no longer being supplied by the Landlord.

9.05 PARKING. The Tenant will not park or suffer or permit to be parked any vehicles owned or leased by it or under its control or owned or leased by or under the control of any of its employees, agents or invitees, or suffer or permit any loading or unloading of vehicles upon any portion of the Land or lands owned or controlled by the Landlord at or in the vicinity of the Building, except in areas designated for such purposes by the Landlord. The Tenant also agrees that:

         (a) the land and each portion thereof will be under the absolute control of the Landlord. The Landlord may, without notice and at any time and from time to time:

                  (i)      designate parking, loading and no-parking areas;

                  (ii) change or reduce designated parking, paid parking, loading and no-parking areas;

                  (iii) cause any parking or loading areas to be shared with other tenants;

                  (iv)     use any parking OR loading areas for any purpose; and

                  (v) establish and maintain any security or control devices.

                  Designated parking areas may be within or without the Land and at varying distances from the Building;

         (b) any vehicles parked, loaded or unloaded in undesignated areas or in designated no-parking areas on the Land or lands owned or controlled by the Landlord at or in the vicinity of the Building and may be removed without notice at any time at the cost of the Tenant, and the Tenant will indemnify and save the Landlord harmless from any and all damages, costs, charges or claims arising from such removal, whether such vehicles are owned, leased or under its control or are owned, leased or under the control of any of its employees, agents or invitees;

         (c) the Landlord will have no liability whatsoever for any loss, damage, injury or accident of any kind or nature whatsoever which may be occasioned to or by any person, motor vehicle or goods or objects whatsoever and the Tenant agrees that each vehicle left on the Land, including, without limitation, the designated parking areas, is left at the sole risk of the owner; and

         (d) the tenant will advise all of its employees, agents and invitees who park within designated parking areas of the provisions in paragraph (c) of section 9.05 and will indemnify and save the Landlord harmless from any and all damages, costs, charges or claims sustained or incurred by the Landlord or made against the Landlord by any employee, agent or invitee of the Tenant in respect of the use by such person of a designated parking area.

                                   ARTICLE 10

                      LICENSES, ASSIGNMENTS AND SUBLETTINGS

10.01 LICENSES, FRANCHISES AND CONCESSIONS. The Tenant shall not suffer or permit any part of the Premises to be occupied by any persons other than the Tenant, any subtenants permitted under Section 10.02 and the employees of the Tenant and any such permitted subtenant, or suffer or permit any part of the Premises to be occupied by any licensee, franchisee or concessionaire, or suffer or permit any persons to be upon the Premises other than the

Tenant, such permitted subtenants and their respective employees, customers and others having lawful business with them.

10.02 ASSIGNMENT AND SUBLETTING. The Tenant shall not assign this Lease or sublet the whole or any part of the Premises, unless (1) it shall have received or procured a bona fide written offer to take an assignment or sublease which is not inconsistent with, and the acceptance of which would not breach any provision of this Lease if this Section is complied with and which the Tenant has determined to accept subject to this Section being complied with, and (2) it shall have first requested and obtained the consent in writing of the Landlord thereto. Any request for such consent shall be in writing and accompanied by a true copy of such offer, and the Tenant shall furnish to the Landlord all information available to the Tenant and requested by the Landlord as to the responsibility, reputation, financial standing and business of the proposed assignee or subtenant. Within thirty (30) days after the receipt by the Landlord of such request for consent and of all information which the Landlord shall have requested hereunder (and if no such information has been requested, within thirty (30) days after receipt of such request for consent), the Landlord shall have the right upon written notice to the Tenant, if the request is to assign this Lease or sublet the whole of the Premises, to cancel and terminate this Lease, or if the request is to sublet a part of the Premises only, to cancel and terminate this Lease with respect to such part, in each case effective on a termination date to be stipulated in the notice of termination which shall not be less than sixty (60) days or more than ninety (90) days following the giving of such notice, and in such event the Tenant shall surrender the whole or part, as the case may be, of the Premises in accordance with such notice and Rent shall be apportioned and paid to the date of surrender and, if a part only of the Premises is surrendered, Rent payable under Section 4.01 shall thereafter abate proportionately. If the Landlord shall not exercise the foregoing right of cancellation, then the Landlord's consent to the Tenant's request for consent to assign or sublet shall not be unreasonably withheld and if such consent shall be given, the Tenant shall assign or sublet, as the case may be, only upon the terms set out in the offer submitted to the Landlord as aforesaid and not otherwise. As a condition of the Landlord's consent, the assignee or subtenant, as the case may be, must undertake to observe the obligations of the Tenant under this Lease by entering into an assumption agreement with the Landlord and the Tenant, in the Landlord's then standard form, and pay the Landlord's then current processing charge therefor. The Tenant further agrees that if the Landlord consents to any such assignment or subletting, the Tenant shall be responsible for and shall hold the Landlord harmless from any and all capital costs for Leasehold Improvements and all other expenses, costs and charges in respect to or arising out of any such assignment or subletting. Notwithstanding any such consent being given by the Landlord and such assignment or subletting being effected, the Tenant hereunder shall remain bound to the Landlord for the fulfillment of all the terms, covenants, conditions and agreements herein contained.

10.03 CHANGE IN CONTROL OF TENANT.

         (a) If the tenant is a corporation but none of its shares are traded on any public stock exchange or in any public stock market, and if by the sale or other disposition, bequest or operation of law of its shares or securities the control or the beneficial ownership of such corporation is changed at any time during the Term of this Lease, such change shall be deemed to be an assignment of this Lease within the meaning of
                  Section 10.02. If such control or beneficial ownership is changed without the prior written consent of the Landlord not to be unreasonably withheld, the Landlord may, at its option, cancel the Lease and the Term hereby granted upon the giving of sixty (60) days' notice to the Tenant of its intention to cancel and this Lease and the Term shall thereupon be cancelled.

         (b) If the Tenant is a partnership and, if at any time during the Term of this Lease any person who at the time of the execution of this Lease owns a partner's interest ceases (other than through death) to own such partner's interest or there is a material change in the ownership, in the opinion of the Landlord, of such partner's interest, such cessation or change of ownership shall constitute an assignment of this Lease for all purposes of this Article.

         (c) Upon request of the Landlord from time to time, a Tenant that is a corporation or partnership shall make available to the Landlord for inspection or copying or both, all books and records of the Tenant which, alone or with other data, in the case of a Tenant that is a corporation, identify the ownership of all of the shares and securities of the Tenant, and in the case of a Tenant that is a partnership, identify the partners of the Tenant and their respective interests in the partnership, all from the Commencement Date or the date of earlier execution of this Lease up to the date such books and records are made available to the Landlord.

10.04 ADVERTISING FOR SUBLEASE. For purposes of ensuring confidentiality of this Lease, the Tenant shall not print, publish, post, mail, display, broadcast or otherwise advertise or offer the whole or any part of the Premises for the purposes of assignment, encumbrance, sublease or transfer, and shall not permit any broker or other party to do any of the foregoing, unless the complete text and format of any such notice, advertisement or offer shall first have received the Landlord's written consent, which shall not be unreasonably withheld. In no event shall any such notice or advertisement contain any reference to the Rent payable in respect of the Premises.

                                   ARTICLE II

                            FIXTURES AND IMPROVEMENTS

11.01 INSTALLATION OF FIXTURES AND IMPROVEMENTS. The Tenant will not make, erect, install or alter any Leasehold Improvements or trade fixtures in the Premises, any safe or special lock in the Premises, or any apparatus for illumination, air-conditioning, cooling, heating, refrigerating or ventilating the Premises, in any case without having requested and obtained the Landlord's prior written approval, which the Landlord shall not unreasonably withhold. In making, erecting, installing or altering any Leasehold Improvements or trade fixtures, the Tenant shall comply with the tenant construction guidelines as established by the Landlord from time to time, shall obtain all required building and occupancy permits, shall not alter or interfere with any installations which have been made by the Landlord without the prior written approval of the Landlord, and, in no event shall alter or interfere with window coverings installed by the Landlord on exterior windows. The Tenant's request for any approval hereunder shall be in writing thirty (30) days prior to the Landlord's need to approve same, and be accompanied by a reasonably detailed description of the contemplated work and, where appropriate, plans, working drawings and specifications thereof. Any out-of-pocket expense incurred by the Landlord in connection with any such approval shall be deemed incurred by way of Additional Service. All work to be performed in the Premises shall be performed by competent contractors and subcontractors of whom the Landlord shall have approved (such approval not to be unreasonably withheld, but provided that the Landlord may require that the Landlord's contractors and subcontractors be engaged for any mechanical or electrical work) and by workmen whose labour union affiliations are compatible with those of workmen employed by the Landlord and its contractors and subcontractors. All such work shall be subject to inspection by and the reasonable supervision of the Landlord as an Additional Service and shall be performed in accordance with any reasonable conditions or regulations imposed by the Landlord and completed in good and workmanlike manner in accordance with the description of the work approved by the Landlord.

11.02 LIENS AND ENCUMBRANCES ON FIXTURES AND IMPROVEMENTS. In connection with the making, erection, installation or alteration of Leasehold Improvements and trade fixtures and all other work or installations made by or for the Tenant in the Premises, the Tenant shall comply with all the provisions of the Builders' Lien Act and other statutes from time to time applicable thereto (including any provision requiring or enabling the retention of portions of any sums payable by way of hold-backs), shall permit the Landlord to take all steps to enable the Landlord to obtain the benefit of the provisions of the Builders' Lien Act and except as to any lawful hold-back, shall promptly pay all accounts relating thereto. The Tenant shall not create any mortgage, conditional sale agreement or other encumbrance in respect of its Leasehold Improvements or trade fixtures or permit any such mortgage, conditional sale agreement or other encumbrance to attach to the Premises. If and when any builders' or other lien for work, labour, services or materials supplied to or for the Tenant or for the cost of which the Tenant may be in any way liable or claims therefor shall arise or be filed or any such mortgage, conditional sale agreement or other encumbrance shall attach, the Tenant shall, within ten (10) days after receipt of notice thereof, procure the discharge thereof, including any certificate of action registered in respect of any lien, by payment or giving security or in such other manner as may be required or permitted by law, and failing which the Landlord may in addition to all other remedies hereunder avail itself of its remedy under Section 15.01 and may make any payments required to procure the discharge of any such liens or encumbrances, shall be entitled to be reimbursed by the Tenant as provided in Section 15.01, and its right to reimbursement shall not be affected or impaired if the Tenant shall then or subsequently establish or claim that any lien or encumbrance so discharged was without merit or excessive or subject to any abatement, setoff or defence.

11.03 REMOVAL OF FIXTURES AND IMPROVEMENTS. All Leasehold Improvements in or upon the Premises shall immediately at the expiry or earlier termination of the initial Term of this Lease be and become the Landlord's property without compensation therefor to the Tenant. Except to the extent otherwise expressly agreed by the Landlord in writing, no Leasehold Improvements, trade fixtures, furniture or equipment shall be removed by the Tenant from the Premises either during or at the expiration or sooner termination of the Term except that (1) the Tenant may at the end of the Term remove its trade fixtures, (2) the Tenant shall at the end of the Term remove such of the Leasehold Improvements and trade fixtures as the Landlord shall require to be removed, and (3) the Tenant shall remove its furniture and equipment at the end of the Term, and also during the Term in the usual and normal course of its business where such furniture or equipment has become excess for the Tenant's purposes or the Tenant is substituting therefor new furniture and equipment. The Tenant shall, in the case of every removal either during or at the end of the Term, immediately make good any damage caused to the Premises by the installation and removal, and comply with Schedule "E" hereto.

11.04 ALTERATIONS BY LANDLORD. The Landlord reserves the right from time to time to:

         (a) make any deletions, changes and additions to the equipment, appliances, pipes, plumbing, wiring conduits, ducts, shafts, structures and facilities of every kind throughout the Building, including the Premises;

         (B) alter the location and nature of common areas of the Building, including Service Areas, make reductions therein, erect additions thereto and extend any part thereof; and

         (c)      make alterations and additions to the Building;

and in exercising any of such rights, the Landlord will take reasonable steps to minimize any interference caused to the Tenant's operations in the Premises, but by exercising any of such rights, the Landlord shall not be deemed to have constructively evicted the Tenant or otherwise to be in breach of this Lease, nor shall the Tenant be entitled to any abatement of rent or other compensation from the Landlord.

                                   ARTICLE 12

                             INSURANCE AND LIABILITY

12.01 LANDLORD'S INSURANCE. The Landlord shall be deemed to have insured (for which purpose it shall be a co-insurer, if and to the extent that it shall not have insured) the Building and all improvements and installations made by the Landlord in the Premises, except to the extent hereinafter specified, in respect of perils and to amounts and on terms and conditions which from time to time are insurable at a reasonable premium and which are normally insured by reasonably prudent owners of properties similar to the Building. Upon the request of the Tenant from time to time, the Landlord will furnish a statement as to the perils in respect of which and the amounts to which it has insured the Building. The Landlord may maintain such other insurance in such amounts and upon such terms as would normally be carried by a prudent owner.

12.02 TENANT'S INSURANCE. The Tenant shall take out and keep in force during the Term and, such other time which the Tenant occupies the Premises:

         (a) (i) comprehensive general liability insurance against claims for personal injury, bodily injury, including death, and property damage or loss arising out of the use and/or occupation of the Premises or the Tenant's business on or about the Premises; such insurance shall be in the joint name of the tenant and Landlord so as to indemnify and protect both the Tenant and Landlord and shall contain a "cross liability" and "severability of interests" clause so that the Landlord and the Tenant may be insured in the same manner and to the same extent as if individual policies had been issued to each, and shall be for the amount of not less than $3,000,000.00 combined single limit or such other amount as may be reasonably required by the Landlord from time to time; such comprehensive general liability insurance shall, for the Tenant's benefit only, include Tenant's legal liability and contractual liability insurance in a form and of a nature broad enough to insure the obligations imposed upon the Tenant under the terms of this Lease;

                  (ii) all risks replacement cost insurance upon its merchandise, stock-in-trade, furniture, fixtures and improvements and upon all other property in the Premises, such insurance to include business interruption insurance to cover any loss of income which may be sustained by the Tenant and insurance on all leasehold or tenant improvements to the Premises whether paid for or installed by the Landlord;

                  (iii) insurance upon all glass and plate glass in the Premises, including the exterior glass, against breakage and damage from any cause, all in an amount equal to the full replacement value thereof, which amount in the event of a dispute shall be determined by the decision of the Landlord;

                  (iv) boiler and machinery insurance to include all such boilers and pressure vessels and mechanical or electrical machinery as may be installed by, or under the exclusive control of, the Tenant in the Premises, such insurance to include business interruption insurance to cover any loss of income which may be sustained by the Tenant;

                  (v) owned automobile insurance with respect to all motor vehicles owned by the Tenant and operated in its business; and

                  (vi) any other form of insurance that the Landlord or any mortgagee or other encumbrance holder of the Landlord's interest in the Building and Land may reasonably require from time to time in forms, amounts and for insurance risks acceptable to the Landlord and any such mortgagee or other encumbrance holder.

         (b) The policies of insurance referred to above shall be in the form, on terms and with insurers acceptable to the Landlord and shall contain the following:

                  (i) provisions such that the Landlord is protected notwithstanding any act, neglect, or misrepresentation of the Tenant which might otherwise result in the avoidance of a claim under such policies and such that such policies shall not be affected or invalidated by any act, omission or negligence of any third party which is not within the knowledge or control of the insured(s);

                  (ii) provisions that such policies and the coverage evidenced thereby shall be primary and non-contributing with respect to any policies carried by the Landlord and that any coverage carried by the Landlord shall be excess coverage;

                  (iii) all insurance referred to above shall provide for waiver of the insurer's rights of subrogation as against the Landlord;

                  (iv) provisions that such policies of insurance shall not be cancelled or materially changed without the insurer providing the Landlord thirty (30) days' written notice in advance of such cancellation or material change.

         (c) The Tenant shall provide to the Landlord evidence of all such policies of insurance in force from time to time and their renewal or continuance in force either by means of a certified copy of each policy with all amendments and endorsements or a certificate from the Tenant's insurer, in the form required by the Landlord, which, in the case of comprehensive general liability insurance, shall provide the information set out on Schedule D.

12.03 LIMITATION OF LANDLORD'S LIABILITY. The Tenant agrees that:

         (a) the Landlord shall not be liable for any bodily injury to or death of, or loss or damage to any property belonging to, the Tenant or its employees, invitees, or licensees or any other person in, on or about the Building or the Land, or for any interruption of any business carried on in the Premises, and, without limiting the generality of the foregoing, in no event shall the Landlord be liable:


                  (i) for any damage or for bodily injury or death of anyone which results from fire, explosion, earthquake, flood, falling plaster, steam, gas, electricity, water, rain, snow, dampness or leaks from any part of the Premises or from the pipes, windows, appliances, electrical system, plumbing works, roof, subsurface or other part or parts of the Building or Land or from the streets, lanes and other properties adjacent thereto;

                  (ii) for any damage, injury or death caused by anything done or omitted by the Tenant or any of its servants or agents or by any other tenant or person in the Building;

                  (iii) for the non-observance or the violation of any provision of any of the rules and regulations of the Landlord in effect from time to time or of any lease by another tenant of premises in the Building or any concessionaire, employee, licensee, agent, customer, officer, contractor or other invitee of any of them, or by anyone else;

                  (iv) for any act or omission (including theft, malfeasance or negligence) on the part of any agent, contractor or person from time to time employed by it to perform janitorial services, security services, supervision or any other work, in or about the Premises or the Building; or

                  (v) for loss or damage, however caused, to money, securities, negotiable instruments, papers or other valuables of the Tenant or any of its servants or agents;

                  (vi) for the failure to supply interior climate control or elevator service when prevented from doing so by strikes, the necessity of repairs, any order or regulation of any body having jurisdiction, the failure of the supply of any utility required for the operation thereof or any other cause beyond the Landlord's reasonable control; or

                  (vii) for any bodily injury, death or damage to property arising from the use of, or any happening in or about, any elevator; and

         (b) the tenant releases and discharges the landlord from any and all actions, causes of action, claims, damages, demands, expenses and liabilities which the Tenant now or hereafter may have, suffer or incur which arise from any matter for which the Landlord is not liable pursuant to Section 12.03(a), notwithstanding that negligence or other conduct of the Landlord or anyone for whose conduct the Landlord is responsible may have caused or contributed to such matter.

12.04 LIMITATION OF TENANT'S LIABILITY. The Landlord releases the Tenant from all claims or liabilities in respect of any damage which is Insured Damage, to the extent of the cost of repairing such damage, but not from injury, loss or damage which is consequential thereto or which arises therefrom where the Tenant is negligent or otherwise at fault.

12.05 INDEMNITY OF LANDLORD. Except as provided in Section 12.04, the Tenant agrees to indemnify and save harmless the Landlord in respect of all claims for bodily injury or death, property damage or other loss or damage arising from the conduct of any work by or any act or omission of the Tenant or any assignee, subtenant, agent, employee, contractor, invitee or licensee of the Tenant, and in respect of all costs, expenses and liabilities incurred by the Landlord in connection with or arising out of all such claims, including the expenses of any action or proceeding pertaining thereto, and in respect of any loss, costs, expense or damage suffered or incurred by the Landlord arising from any breach by the Tenant of any of its covenants and obligations under this Lease.

12.06 INCREASES IN RATES. The Tenant shall not do or omit or permit to be done or omitted upon the Premises anything which shall cause any rate of insurance upon the Building or any part thereof to be increased or cause such insurance to be cancelled. If any such rate of insurance shall be increased as aforesaid, the Tenant shall pay to the Landlord the amount of the increase as Additional Rent. If any insurance policy upon the Building or any part thereof is cancelled or threatened to be cancelled by reason of the use or occupancy by the Tenant or any act or omission as aforesaid, the Tenant shall forthwith remedy or rectify such use, occupation, act or omission as aforesaid upon being requested to do so in writing by the Landlord, and if the Tenant shall fail to so remedy or rectify, the Landlord may at its option terminate this Lease forthwith.

                                   ARTICLE 13

            SUBORDINATION, ATTORNMENT, REGISTRATION AND CERTIFICATES

13.01 SALE OF FINANCING OF BUILDING. The rights of the Landlord under this Lease may be mortgaged, charged, transferred or assigned to a purchaser or purchasers or to a mortgagee, or trustee for bond holders and in the event of a sale or of default by the Landlord under any mortgage, trust deed or trust indenture and the purchaser, mortgagee or trustee, as the case may be, duly entering into possession of the Building or the Premises, the Tenant agrees to attorn to and become the tenant of such purchaser or purchasers, mortgagee or trustee under the terms of this Lease.

13.02 SUBORDINATION AND ATTORNMENT. If required by any mortgagee or the holder of any trust deed or trust indenture, this Lease and all rights of the Tenant hereunder shall be subject and subordinate to all mortgages, trust deeds or trust indentures now or hereafter existing which may now or hereafter affect the Building and to all renewals, modifications, consolidations, replacements and extensions thereof; provided that the Tenant whenever required by any mortgagee (including any trustee under a trust deed or trust indenture) shall attorn to such mortgagee as the tenant upon all of the terms of this Lease. The Tenant agrees to execute and deliver promptly whenever requested by the Landlord or by such mortgagee an instrument of subordination or attornment, as the case may be, as may be required of it, and if the Tenant fails to do so within seven (7) days after receiving the instrument, the Tenant hereby irrevocably and conclusively authorizes the Landlord to complete, execute and deliver the instrument for, on behalf of, in the name of and as agent of, the Tenant.

13.03 REGISTRATION. The Tenant agrees that the Landlord shall not be obliged to deliver this Lease in a form registerable under the Land Title Act and covenants and agrees with the Landlord not to register this Lease.

13.04 CERTIFICATES. The Tenant agrees with the Landlord that the Tenant shall promptly whenever requested by the Landlord from time to time execute and deliver to the Landlord and if required by the Landlord, to any mortgagee (including any trustee under a trust deed or trust indenture) or prospective purchaser (as designated by the Landlord) a certificate in writing as to the status of this Lease at that time, including as to whether it is in full force and effect, is modified or unmodified, confirming the Rent payable hereunder and the state of the accounts between the Landlord and Tenant, the existence or non-existence of defaults, and any other matters pertaining to this Lease as to which the Landlord shall request a certificate. If the Tenant fails to do so within seven (7) days after the Tenant receives the form of certificate, the Tenant hereby irrevocably and conclusively authorizes the Landlord to complete, execute and deliver the certificate for, on behalf of, in the name of and as agent of, the Tenant.

13.05 ASSIGNMENT BY LANDLORD. In the event of the sale by the Landlord of the Building or a portion thereof containing the Premises or the assignment by the Landlord of this Lease or any interest of the Landlord hereunder, and to the extent that such purchaser or assignee has assumed the covenants and obligations of the Landlord hereunder, the Landlord shall, without further written agreement, be freed and relieved of liability upon such covenants and obligations.

                                   ARTICLE 14

                              OCCURRENCE OF DEFAULT

14.01 UNAVOIDABLE DELAY. Except as herein otherwise expressly provided, if and whenever and to the extent that either the Landlord or the Tenant shall be prevented, delayed or restricted in the fulfillment of any obligations hereunder in respect of the supply or provision of any service or utility, the making of any repair, the doing of any work or any other thing (other than the payment of Rent) by reason of civil commotion, war-like operation, invasion, rebellion, hostilities, sabotage, strike or work stoppage, or being unable to obtain any material, service, utility or labour required to fulfill such obligation or by reason of any statute, law or regulation of or inability to obtain any permission from any governmental authority having lawful jurisdiction preventing, delaying or restricting such fulfillment, or by reason of other unavoidable occurrence other than lack of funds, the time for fulfillment of such obligation shall be extended during the period in which such circumstance operates to prevent, delay or restrict the fulfillment thereof, and the other party to this Lease shall not be entitled to compensation for any inconvenience, nuisance or discomfort thereby occasioned nor shall Rent abate; but nevertheless the Landlord will use reasonable efforts to maintain services essential to the use and enjoyment of the Premises.

14.02 NO ADMISSION. The acceptance of any Rent from or the performance of any obligation hereunder by a person other than the Tenant shall not be construed as an admission by the Landlord of any right, title or interest of such person as a subtenant, assignee, transferee or otherwise in the place and stead of the Tenant.

14.03 PART PAYMENT. The acceptance by the landlord of a part payment of any sums required to be paid hereunder shall not constitute waiver or release of the right of the Landlord to payment in full of such sums.

14.04 EVENTS OF DEFAULT. Any of the following constitutes an Event of Default under this Lease:

         (a) the Tenant shall be in default in the payment of any money, whether hereby expressly reserved or deemed as Rent, beyond the specific due date on which the Tenant is to make such payment or, in the absence of such specific due date, for the five (5) days following written notice by the Landlord requiring the Tenant to pay the same; or

         (b) the Tenant's leasehold interest hereunder, or any goods, chattels or equipment of the Tenant located in the Premises, shall be taken or seized in execution or attachment, or if any writ of execution shall issue against the Tenant, or the Tenant shall become insolvent or commit an act of bankruptcy or become bankrupt or take the benefit of any Act that may be in force for bankrupt or insolvent debtors or become involved in voluntary or involuntary winding up, dissolution or liquidation proceedings, or if a trustee, receiver, receiver-manager or any other person acting in a similar capacity shall be, appointed with respect to the affairs, business, assets or revenues of the Tenant; or

         (c) the Tenant shall fail to commence, diligently pursue and complete the Tenant's work to be performed pursuant to any agreement to lease pertaining to the Premises or other agreement signed by the parties, or vacate or abandon the Premises for or a period of one (1) day or longer, or fail or cease to operate as required by this Lease or otherwise cease to conduct business from the Premises, or use or permit or suffer the use of the Premises for any purpose other than as set forth in Section 1.01(g), or fail to remedy or rectify an act or omission pursuant to Section 12.06, or if the Tenant shall assign or sublet other than as permitted by Article 10, or make a bulk sale of its goods and assets which has not been consented to by the Landlord, or move or commence, attempt or threaten to move its goods, chattels and equipment out of the Premises other than in the routine course of its business or if the effective control of the Tenant shall change other than with the consent of the Landlord pursuant to Article 10; or

         (d) the Tenant shall not observe, perform and keep each and every of the covenants, agreements, stipulations, obligations, conditions and other provisions of this Lease to be observed, performed and kept by the Tenant and shall persist in such default, in the case of monetary payments which are due on a specific date, beyond that specific date or, in the case of monetary payments which are not due on a specific date, beyond the five (5) day period stipulated in paragraph (a) aforesaid, or, in the case of any other default, after fourteen (14) days following written notice from the Landlord requiring that the Tenant remedy, correct or comply or, in the case of any such default which would reasonably require more than fourteen (14) days to rectify, unless the Tenant shall commence rectification within the said fourteen (14) day notice period and thereafter promptly and diligently and continuously proceed with the rectification of any such default; or

and in each of such cases, and at the option of the Landlord, this Lease may be terminated and the Term shall then immediately become forfeited and void, and the Landlord may without notice or any form of legal process whatever forthwith re-enter the Premises or any part thereof and in the name of the whole repossess and enjoy the same as of its former estate, anything contained herein or in any statute or law to the contrary notwithstanding.

                                   ARTICLE 15

              TENANT'S DEFAULT, REMEDIES OF LANDLORD AND SURRENDER

15.01 REMEDYING BY LANDLORD, NON-PAYMENT AND INTEREST. In addition to all the rights and remedies of the Landlord available to it in the Event of Default hereunder by the Tenant either by any other provision of this Lease or by statute or the general law, the Landlord:

         (a) shall have the right at all times to remedy or attempt to remedy any Event of Default of the Tenant, and in so doing may make any payments due or alleged to be due by the Tenant to third parties and may enter upon the Premises to do any work or other things therein and in such event all expenses of the Landlord in remedying or attempting to remedy such Event of Default together with an administrative charge equal to fifteen percent (15%) of the total of such expenses shall be payable by the Tenant to the Landlord forthwith upon demand;

         (b) shall have the same rights and remedies in the event of any non-payment by the Tenant of any amounts payable by the Tenant under any provision of this Lease as in the case of non-payment of Rent;

         (c) if the Tenant shall fail to pay any Rent promptly when due, shall be entitled, if it shall demand it, to interest thereon at a rate of three percent (3%) per annum in excess of the rate of interest charged and published from time to time by the main branch in the City in which the Building is located, of the Landlord's bank, as its most favourable rate of interest to its most creditworthy and substantial commercial customers commonly known as its prime rate, from the date upon which the same was due until actual payment thereof; and

         (d) shall be entitled to be reimbursed by the Tenant, and the Tenant shall forthwith pay the Landlord, the amount of all costs and expenses (including, without limitation, legal costs on a solicitor and own client basis) incurred by the Landlord in connection with the Event of Default or in efforts to enforce any of the rights, or to seek any of the remedies, to which the Landlord is or may be entitled hereunder.

15.02 REMEDIES CUMULATIVE. The Landlord may from time to time resort to any or all of the rights and remedies available to it in the Event of Default hereunder by the Tenant, either by any provision of this Lease or by statute or the general law, all of which rights and remedies are intended to be cumulative and not alternative, as the express provisions hereunder as to certain rights and remedies are not to be interpreted as excluding any other or additional rights and remedies available to the Landlord by statute or the general law.

15.03 RIGHT OF RE-ENTRY ON EVENT OF DEFAULT. Provided and it is expressly agreed that if and whenever the Rent hereby reserved or other monies payable by the Tenant or any part thereof, whether lawfully demanded or not, are unpaid and the Tenant shall have failed to pay such Rent or other monies within two (2) days after the Landlord shall have given to the Tenant notice requiring such payment, or if the Tenant shall breach or fail to observe and perform any of the covenants, agreements, provisos, conditions, rules or regulations and other obligations on the part of the Tenant to be kept, observed or performed hereunder, or if the Landlord shall have become entitled to terminate this Lease or to re-enter the Premises pursuant to any provision hereof, then and in every such case it shall be lawful for the Landlord thereafter to enter into and upon the Premises or any part thereof in the name of the whole and the same to have again, repossess and enjoy as of its former estate, anything in this Lease contained to the contrary notwithstanding. The Landlord may use such force as it may deem necessary for the purpose of gaining admittance to and re-taking possession of the Premises and the Tenant hereby releases the Landlord from all actions, proceedings, claims and demands whatsoever for and in respect of any such forcible entry or any loss or damage in connection therewith.

15.04 TERMINATION AND RE-ENTRY. If and whenever the Landlord becomes entitled to re-enter upon the Premises under any provision of this Lease, the Landlord, in addition to all other rights and remedies, shall have the right to terminate this Lease forthwith by leaving upon the Premises notice in writing of such termination. Upon the giving by the Landlord of a notice in writing terminating this Lease, this Lease and the Term shall terminate, and the Tenant shall immediately deliver up possession of the Premises to the Landlord in accordance with Section 15.08, and the Landlord may re-enter and take possession of them.

15.05 CERTAIN CONSEQUENCES OF TERMINATION AND RE-ENTRY. If the Landlord re-enters the Premises or if this Lease is terminated other than by affluxion of time, then:

         (a) notwithstanding any termination or the Term thereby becoming forfeited and void, the provisions of this Lease which relate to the consequences of termination, and the provisions of this Lease as they apply with respect to acts, events and omission's which occurred prior to the termination, shall all survive such termination; and

         (b) at the Landlord's option, but without prejudice to the Landlord's other rights and remedies with respect to recovery of costs, damages and expenses which relate to any Event of Default by the Tenant, the Tenant shall pay to the Landlord on demand:

                  (i) Rent and all other amounts payable under this Lease up to the time of re-entry or the date of termination, whichever is later, including any accelerated rent payable pursuant to Section 16.02;

                  (ii) such reasonable expenses as the Landlord has incurred, and a reasonable estimate of the Landlord of expenses the Landlord expects to incur, in connection with the re-entering, terminating, re-letting, collecting sums due or payable by the Tenant and storing and realizing upon assets seized, including without limitation, brokerage fees, legal fees and disbursements, the expenses of cleaning and making and keeping the Premises in good order, and the expenses of repairing the Premises and preparing them for re-letting; and

                  (iii) in the case of termination, as liquidated damages for the loss of rental and other income of the Landlord expected to be derived from the Lease during the period which would have constituted the unexpired portion of the Term had it not been terminated, the amount determined by reducing to present value at an assumed rate of six percent (6%) per annum all Annual Base Rent and Additional Rent which would have become payable by the Tenant under this Lease during such period, such determination to be made by the Landlord and for such purpose the Landlord may make reasonable estimates of time or times when any amounts would have become payable and such other assumptions of fact as may be reasonable in the circumstances.

15.06 WAIVER OF DISTRESS. The Tenant waives and renounces the benefit of any present or future statute taking away or limiting the Landlord's right of distress and covenants and agrees that notwithstanding any such statute none of the goods and chattels of the Tenant on the Premises at any time during the Term shall be exempt from levy by distress for rent in arrears. The Tenant will not sell, dispose of or remove any of the fixtures, goods or chattels of the Tenant from or out of the Premises during the Term without the consent of the Landlord, unless the Tenant is substituting new fixtures, goods or chattels of equal value or is bona fide disposing of individual items which have become excess for the Tenant's purposes; and the Tenant will be the owner of its fixtures, goods and chattels and will not permit them to become subject to any lien, mortgage, charge or encumbrance.

15.07 RE-LETTING AND SALE OF PERSONALTY. Whenever the Landlord becomes entitled to re-enter upon the Premises under any provision of this Lease the Landlord in addition to all other rights it may have shall have the right as agent of the Tenant to enter the Premises and re-let them (for a term or terms shorter or longer than the balance of the Term, granting reasonable concessions in connection therewith) and to receive the rent therefor and as the agent of the Tenant to take possession of any furniture or other property thereon and to sell the same at public or private sale without notice and to apply the proceeds thereof and any rent derived from re-letting the Premises upon account of the rent due and to become due under this Lease and the Tenant shall be liable to the Landlord for the deficiency, if any.

15.08 SURRENDER ON TERMINATION. Forthwith upon the termination of this Lease, whether by affluxion of time or otherwise, the Tenant shall vacate and deliver up possession of the Premises in a neat and tidy state and in good and substantial repair in accordance with the Tenant's obligation under this Lease to repair the Premises and Schedule "E" hereto, but subject to the Tenant's rights and obligations in respect of removal in accordance with Section 11.03. At the same time the Tenant shall surrender to the Landlord at the place then fixed for the payment of Rent all keys and other devices which provide access to the Premises, the Building or any part thereof and shall inform the Landlord of all combinations to locks, safes and vaults, if any, in the Premises.

                                   ARTICLE 16

                            EVENTS TERMINATING LEASE

16.01 CANCELLATION OF INSURANCE. If any policy of insurance upon the Building from time to time effected by the Landlord shall be cancelled or about to be cancelled by the insurer by reason of the use or occupation of the Premises by the Tenant or any assignee, subtenant or licensee of the Tenant or anyone permitted by the Tenant to be upon the Premises and the Tenant after receipt of notice in writing from the Landlord shall have failed to take such immediate steps in respect of such use or occupation as shall enable the Landlord to reinstate or avoid cancellation of (as the case may be), such policy of insurance, the Landlord may at its option terminate the Lease by leaving upon the Premises notice in writing of such termination.

16.02 PROHIBITED OCCUPANCY, BANKRUPTCY AND OTHER EVENTS. If without the written consent of the Landlord the Premises shall be used by any other persons than the Tenant or its permitted assigns or permitted subtenants or for any purpose other than that for which the Premises were leased, or occupied by any persons whose occupancy is prohibited by this Lease, or if the Premises shall be vacated or abandoned or remain unoccupied for fifteen (15) days or more while capable of being occupied, or if the Term or any of the goods and chattels of the Tenant shall at any time be seized in execution or attachment, or if a receiver or receiver-manager is appointed of the business or property of the Tenant, or if the Tenant shall make any assignment for the benefit of creditors or any bulk sale, become bankrupt or insolvent or take the benefit of any statute now or hereafter in force for bankrupt or insolvent debtors or (if a corporation) shall take any steps or suffer any order to be made for its winding-up or other termination of its corporate existence, then in any such case the Landlord may at its option terminate this Lease by leaving upon the Premises notice in writing of such termination and thereupon, in addition to the payment by the Tenant of Rent and other payments for which the Tenant is liable under this Lease, Rent for the current month and the next ensuing three (3) months' Rent shall immediately become due and be paid by the Tenant, or party then controlling the Tenant's affairs.

                                   ARTICLE 17

                                  MISCELLANEOUS

17.01 NOTICES. Any notice required or contemplated by any provision of this Lease shall be given in writing, and if to the Landlord, either delivered to an executive officer of the Landlord or delivered or mailed (by prepaid registered mail addressed) to the Landlord at the address set out in Section 1.01(a)(ii), or if the Landlord has given the Tenant notice of another address in Canada to which notices to the Landlord under this Lease are to be given, then to the last such address of which the Tenant has been given notice; and if to the Tenant, either delivered to the Tenant personally (or to a partner or officer of the Tenant if the Tenant is a firm or corporation) or delivered or mailed (by prepaid registered mail addressed) to the Tenant at the Premises. Every such notice shall be deemed to have been given when delivered or, if mailed as aforesaid, upon the third business day after the day of mailing thereof in Canada, provided that if mailed, should there be a mail strike, slowdown or other labour dispute which might affect delivery of such notice between the time of mailing and the actual receipt of notice, then such notice shall only be effective if actually delivered.

17.02 EXTRANEOUS AGREEMENTS. The Tenant acknowledges that there are no covenants, representations, warranties, agreements or conditions expressed or implied relating to this Lease of the Premises save as expressly set out in this Lease and in any agreement to lease in writing between the Landlord and the Tenant pursuant to which this Lease has been executed. This Lease may not be modified except by an agreement in writing executed by the Landlord and the Tenant.

17.03 TIME OF ESSENCE. Time shall be of the essence of this Lease.

17.04 CERTIFICATE OF ARCHITECT AND AUDITOR. The following certificates shall be conclusive and binding upon the Landlord and the Tenant in respect of any question of fact or opinion arising under this Lease with respect to the matters stipulated:

         (1) A certificate procured by the Landlord from the Architect, as to any question of fact concerning the completion of any construction or other work either by the Landlord or the Tenant, whether any such work complies with the requirements of this Lease, whether the Building or the Premises or any part thereof is being kept in good order and repair as required by the provisions of this Lease, the cause of any destruction or damage, the estimated cost of repairing any damage or destruction, the extent to which the destruction or damage has occurred pursuant to Article 7, or the time necessary to complete any repairs; and

         (2) A certificate procured by the Landlord from an accountant (but who may be the Landlord's accountant) as to any question of fact or opinion concerning the amount or computation of Annual Base Rent or Additional Rent.

17.05 SUCCESSORS AND ASSIGNS. This Lease and everything herein contained shall enure to the benefit of and be binding upon the successors and assigns of the Landlord and its heirs, executors and administrators and the permitted successors and permitted assigns of the Tenant. References to the Tenant shall be read with such changes in gender as may be appropriate, depending upon whether the Tenant is a male or female person or a firm or corporation. If the Tenant is comprised of more than one person or entity, then each such person and entity is joint and severally bound by the representations, warranties, agreements and covenants of the Tenant herein and any notice given or deemed to have been given at any time to any such person or entity shall be deemed to have been given at the same time to each other such person and entity.

17.06 FRUSTRATION. The Landlord and the Tenant agree that notwithstanding the occurrence or existence of any event or circumstance or the non-occurrence of any event or circumstance and so often and for so long as the same may occur or continue which, but for this Section, would frustrate or void this Lease, and notwithstanding any statutory provision to the contrary, the obligations and liabilities of the Tenant hereunder shall continue in full force and effect as if such event or circumstance had not occurred or existed.

17.07 WAIVER. No condoning, excusing or overlooking by the Landlord or Tenant of any default, breach or non-observance by the Tenant or the Landlord at any time or times in respect of any covenant, proviso or condition herein contained shall operate as a waiver of the Landlord's or the Tenant's rights hereunder in respect of any continuing or subsequent default, breach or non-observance or so as to defeat or affect in any way the rights of the Landlord or the Tenant herein in respect of any such continuing or subsequent default or breach, no acceptance of rent by the Landlord subsequent to a default by the Tenant (whether or not the Landlord knows of the default) shall operate as a waiver by the Landlord, and no waiver shall be inferred from or implied by anything done or omitted by the Landlord or the Tenant save only express waiver in writing.

17.08 GOVERNING LAW AND SEVERABILITY. This Lease shall be governed by and construed in accordance with the laws in force in the Province of British Columbia. The venue of any proceedings taken in respect of or under this Lease shall be Vancouver, British Columbia as long as such venue is permitted by law, and the Tenant will consent to any application by the Landlord to change the venue to Vancouver, British Columbia of any proceedings taken elsewhere. The Landlord and the Tenant agree that all of the provisions of this Lease are to be construed as covenants and agreements as though the words importing such covenants and agreements were used in each separate Section hereof. Should any provision or provisions of this Lease be illegal or not enforceable, it or they shall be considered separate and severable from the Lease and its remaining provisions shall remain in force and be binding upon the parties hereto as though the said provision or provisions had never been included.

17.09 CAPTIONS. The captions appearing in this Lease have been inserted as a matter of convenience and for reference only and in no way define, limit or enlarge the scope or meaning of this Lease or of any provision thereof.

17.10 ACCEPTANCE. The Tenant accepts this Lease of the Premises, to be held by it as tenant, and subject to the conditions, restrictions and covenants above set forth. The acceptance of possession of the Premises shall be conclusive evidence as against the Tenant that at the Commencement Date the Landlord had duly completed all work required to be completed by the Landlord prior to the Commencement Date and the Premises were in good order and satisfactory condition for the commencement of the work and business of the Tenant.

17.11 DEPOSIT. If the Landlord is holding any deposit or security deposit in connection with this Lease as set out in Section 1.01(i)(i), then unless the Landlord agreed in writing to different arrangements at the time the Landlord received the deposit or security deposit, the deposit and security deposit shall be held by the Landlord on a non-interest bearing basis. The deposit referred to in Section 1.01(i)(i) shall, unless otherwise stated in that Section, be applied to the Annual Base Rent for that month of the term during which Annual Base Rent is first payable hereunder.

17.12 SECURITY DEPOSIT.

         (a) The Tenant has deposited with the Landlord, the sum specified in Section 1.01(i)(ii) receipt of which is hereby acknowledged by the Landlord. The Security Deposit shall be held by the Landlord, without liability for interest or obligation to keep separate from its other funds as the Security Deposit, as security for the faithful performance by the Tenant of all of the terms, covenants and conditions of this Lease by the Tenant to be kept, observed and performed.

         (b) If at any time during the Term the Rent or other sums payable by the Tenant to the Landlord hereunder are overdue and unpaid, or if the Tenant fails to keep or perform any of the terms, covenants and conditions of this Lease to be kept, observed and performed by the Tenant, then the Landlord at its option may, in addition to any and all other rights and remedies provided for in this Lease or by law, appropriate and apply the entire Security Deposit, or so much thereof as is necessary to compensate the Landlord for loss or damage sustained or suffered by the Landlord due to such breach on the part of the Tenant. If the entire Security Deposit, or any portion thereof is appropriated and applied by the Landlord for the payment of overdue rent or other sums due and payable to the Landlord by the Tenant hereunder, then the Tenant shall, upon written demand of the Landlord, forthwith remit to the Landlord a sufficient amount in cash to restore the Security Deposit to the original sum deposited, and the Tenant's failure to do so within the five (5) days after receipt of such demand constitutes a breach of this Lease. If the Tenant complies with all of the terms, covenants and conditions and promptly pays all of the rent and other sums herein provided and payable by the Tenant to the Landlord, the Security Deposit shall be returned in full to the Tenant without interest within sixty (60) days after the end of the Term, or within sixty (60) days after the earlier termination of the Term, as the case may be.

         (c) The Landlord may deliver the Security Deposit to any purchaser of the Landlord's interest in the Premises of the Building, if such interest is sold and thereupon the Landlord is discharged from any further liability with respect to the Security Deposit.

17.13 MODIFICATIONS. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon the parties unless reduced to writing and signed by the parties. At the request of the Landlord, the Tenant shall execute and deliver a modification agreement reflecting the changes in this Lease resulting from an adjustment in Floor Area or reflecting any other alteration, amendment, change or addition agreed to between the parties, provided that, notwithstanding the failure of the Tenant to do so, the Tenant shall be bound thereby.

17.14 NO BROKERAGE COMMISSION. As part of the consideration for the granting of this Lease, the Tenant represents and warrants to the Landlord that no broker or agent (other than any broker or agent authorized in writing by the Landlord) negotiated or was instrumental in negotiating or consummating this Lease. Notwithstanding the foregoing, any broker or agent of the Tenant shall be paid by the Tenant to the exoneration of the Landlord.

          IN WITNESS WHEREOF the parties have executed this Lease as of the date first above written.

BY THE LANDLORD:

GRANVILLE SOUTH BUSINESS                )
CENTRE HOLDINGS LTD.                    )
                                        )
Per: /s/ [ILLEGIBLE]                    )
    -----------------------------       )
Title:                                  )
      ---------------------------       )
      (Authorized Signatory)            )
                                        )         c/s
Per:                                    )
    -----------------------------       )
Title:                                  )
      ---------------------------       )
      (Authorized Signatory)            )

BY THE TENANT:
(If the Tenant is a corporation:)

GLOBAL ELECTION SYSTEMS INC.   )
                               )
Per:   /s/ L.D. GARBER         )
     ------------------------- )
                               )
Title: Secretary Treasurer     )
       ----------------------- )
       (Authorized Signatory)  )
                               )        c/s
Per:   /s/ ILLEGIBLE           )
     ------------------------- )
                               )
Title: V.P. R&D                )
       ----------------------- )
       (Authorized Signatory)  )


                                                                  INITIAL
                                                                 ----------
                                                                 /s/ L.D.G.
                                                                 ----------
                                                                 /s/ TM
                                                                 ----------

                                  SCHEDULE "A"

                         LEGAL DESCRIPTION OF LAND AND
                         FLOOR PLAN(S) OF THE PREMISES

Civic Address:      1562 Rand Avenue, Vancouver, B.C.

Legal Description:  Lots 9 and 10, Block 2, District Lot 5967 and Parts of
                    District Lots 307, 317 and 318, GP 1 of New Westminster District, Plan 7682, City of Vancouver

Plan of Premises:   Outlined in red.


                          [SECOND FLOOR AND SITE PLAN]


                                                                         INITIAL

                                                                           LDP
                                                                         -------
                                                                           TRI
                                                                         -------

                                  SCHEDULE "B"

                                   DEFINITIONS

DEFINITIONS

                  In this Lease the following expressions shall have the following meanings:

         (a) "ADDITIONAL RENT" means all sums of money to be paid by the Tenant whether to the Landlord or otherwise pursuant to this Lease except for Annual Base Rent;

         (b) "ADDITIONAL SERVICES" means the services and supervision supplied by the Landlord and referred to in Section 9.02 or in any other provision hereof as Additional Services; any other services which from time to time the Landlord supplies to the Tenant and which are additional to other services that the Landlord has agreed to supply pursuant to the provisions of this Lease and to like provisions of other leases of the Building or that the Landlord may elect to supply as included within the standard level of services available to tenants generally and in addition to those normally supplied; the provision of labour and supervision in connection with the moving of any furniture or equipment of the Tenant; the making of any repairs or alterations for the Tenant; and the provision to the Tenant or the Leased Premised of maintenance or other services not normally furnished to tenants or other leasable premises generally;

         (c) "ANNUAL BASE RENT" means the annual rent set out in Section 1.01(f) and payable by the Tenant as set forth in Section 4.01(a);

         (d) "ARCHITECT" means the firm of professional architects or engineers engaged by the Landlord from time to time to prepare the construction drawings for the Building or to supervise the architectural or engineering aspects thereof and includes any surveyors or consultants engaged by the Landlord or such architects or engineers from time to time (all of whom may be ones generally employed by the Landlord).

         (e) "BASIC TERMS" means those terms set out in Section 1.01, some of which are more particularly defined in this Schedule "B";

         (f) "BUILDING" means that certain building and those certain areas and improvements and amenities located on the Land;

         (g) "CAPITAL TAX" means any tax or excise imposed upon the Landlord which is measured by or based in whole or in part upon the capital employed by the Landlord at and after the date of the substantial completion of construction of the Building, computed as if the amount of such tax or excise were that amount due if the Building were the only real property of the Landlord and includes the amount of any capital or place of business tax levied by any applicable taxing authority against the Landlord with respect to the Building;

         (h) "COMMENCEMENT DATE" means the date that the Term commences as set forth in or determined pursuant to section 1.01(e)(ii);

         (i) "COST OF ADDITIONAL SERVICES" shall mean in the case of Additional Services provided by the Landlord a reasonable charge made therefor by the Landlord which shall not exceed the cost of obtaining such services from independent contractors and in the case of Additional Services provided by independent contractors the

                  Landlord's total cost of providing Additional Services to the Tenant, including the cost of all labour (including salaries, wages and fringe benefits) and materials and other direct expenses incurred, the cost of supervision and other indirect expenses capable of being allocated thereto (such allocation to be made upon a reasonable basis) and all other out-of-pocket expenses made in connection therewith including amounts paid to independent contractors, plus an administration fee equal to fifteen percent (15%) of each component thereof;

         (j) "CURRENT MARKET RENT" means that rent that would be paid for improved space in buildings of similar age and class in a comparable location in British Columbia, as between persons dealing in good faith and at arms' length, without reduction for any cash payment, leasehold improvement allowance, rent-free period or other inducement;

         (k)      "EVENT OF DEFAULT" means those events set out as such in
                  Section 14.04 hereof;

         (1) "FLOOR AREA" whether in the case of a whole floor of the Building or in the case of premises comprising part of a floor of the Building shall be determined by the Landlord's architect or land surveyor according to the American National Standard for measuring floor area in buildings, as established by the Building Owners and Managers Association International and in effect as at the Commencement Date;

         (m) "GOODS AND SERVICES TAXES" means and includes any and all goods and services taxes, sales taxes, value added taxes, business transfer taxes, or any other taxes imposed on the Landlord or the Tenant from time to time in respect of the Rent payable by the Tenant to the Landlord under this Lease or the rental of the Premises or the provision of any goods, services or utilities, whatsoever by the Landlord to the. Tenant under this Lease, whether characterized as a goods and services tax, sales tax, value added tax, business transfer tax, or otherwise;

         (n) "INSURED DAMAGE" means that part of any damage occurring to any portion of the Premises for which the Landlord is responsible of which the entire cost of repair is actually recoverable by the Landlord under a policy of insurance in respect of fire and other perils from time to time effected by the Landlord or, if and to the extent that the Landlord has not insured and is deemed to be a co-insurer or self-insurer pursuant to Section 12.01, would have been recoverable had the Landlord effected insurance in respect of perils, to amounts and on terms for which it is deemed to be insured;

         (o) "LAND" means all and singular those certain parcels or tracts of land, situate, lying and being in the Province of British Columbia, more particularly described on Schedule "A"

         (p) "PREMISES" means that portion of the Building having the municipal address and located as set out in Section 1.01(c), containing the aggregate number of square feet, more or less, of Floor Area which is set out in Section 1.01(d) and having the appropriate location and configuration shown outlined in red on the attached as Schedule "A" hereto;

         (q) "LEASEHOLD IMPROVEMENTS" means all fixtures, improvements, installations, alterations and additions now or from time to time hereafter made, erected or installed, whether by the Tenant, the Landlord or anyone else, in the Premises or in other premises in the Building with the exception of trade fixtures and furniture and equipment not of the nature of fixtures, but includes all partitions however fixed (including movable partitions) and includes all wall-to-wall carpeting with the exception of such carpeting where laid over vinyl tile or other finished floor and affixed so as to be readily removable without damage;

         (r) "OPERATING COST" means the total of all expenses, without duplication, incurred in the complete maintenance and operation of the Land, the Building and the services, systems and other improvements and amenities thereon and therein, calculated as if the Building was fully occupied and fully operational at all times during the Term, whether such expenses are incurred by or on behalf of any owner or owners of parts of or interests in the Building and the Land with whom the Landlord may from time to time have agreements for the pooling or sharing of costs or by or on behalf of tenants of space in the Building with whom the Landlord may from time to time have agreements whereby in respect of their premises such tenants perform any cleaning, maintenance or other work or services usually performed by the Landlord, and which expenses if directly incurred by the Landlord would have been included in the cost of maintenance and operation of the Land and the Building. Without limiting the generality of the foregoing, "Operating Cost":

                  (i) shall include (but subject to certain deductions as hereinafter provided) the cost of providing supervisory and all maintenance services, the cost of operating, servicing and maintaining elevators, the cost of heating, cooling and ventilating all space including both rentable and non-rentable areas, the cost of providing hot and cold water, electricity (including lighting), telephone and other utilities and services to both rentable and non-rentable areas (unless separately metered and paid by Tenant or other tenants of the Building), the cost of cleaning, maintaining and servicing in all respects all electric lighting fixtures in the non-rentable areas in the Building and the cost of replacement of electric light bulbs, tubes, starters and ballasts (such cleaning, maintaining, servicing and replacement to be within the exclusive right of the Landlord), the cost of all repairs (whether or not the Landlord is obliged to carry them out), the cost of window cleaning and garbage removal, the cost of snow removal, repairing and restriping parking areas and roadways, landscaping and maintaining landscaped areas on the Lands, the cost of providing security and supervision, the cost of all insurance for liability or fire or other events and casualties, and any appraisals required or undertaken for insurance purposes (and if the Landlord shall elect in whole or in part to self-insure, the amount of reasonable contingency reserves not exceeding the amount of premiums which would otherwise have been incurred in respect of the risk undertaken), the amount of deductibles, self-retention amounts and reimbursement requirements incurred or absorbed by the Landlord in respect of any insurance claim, Capital Tax, accounting costs incurred in connection with maintenance and operation including computations required for the imposition of charges to tenants and audit charges required to be incurred for the conclusive determination of any costs hereunder, the reasonable rental value of and costs associated with (having regard to the rentals prevailing from time to time for similar space) space utilized by the Landlord in connection with the management, operation or maintenance of the Land and the Building, the cost of maintaining a directory board for the Building (if any), the amount of all salaries, wages, fringe benefits and other employment costs or payments made paid to employees engaged in the maintenance or operation of the Land and the Building, amounts paid to independent contractors for or in relation to any services in connection with such maintenance or operation, the cost of direct supervision and of management and other indirect expenses to the extent allocable to the maintenance and operation of the Land and the Building, the cost (whether of a capital nature or not), amortized over such period of time as the Landlord reasonably determines, of complying with or upgrading to comply with any existing or municipal law, bylaw or regulation which applies to the Land or the Building or any part thereof or with a requirement of any insurer of the Building, the cost of making a capital improvement resulting in the reduction of the "Operating Cost", depreciation of costs incurred for repairing and replacing fixtures, equipment and facilities servicing or comprising the Building (including, but not limited to the roofing and the heating, ventilating, air conditioning and climate control systems servicing the Building) which by their nature require periodic repair or replacement and are not charged fully in the year in which they are incurred at rates determined from time to time by the Landlord in accordance with sound accounting principles, a fee for the administration and management of the Building equal to either five percent (5%) of the gross revenue in any twelve (12) month period from, or in relation to, the Building, Lands and any tenants, or fifteen percent (15%) of the Operating Cost and Taxes in the same twelve (12) month period, whichever is greater, and all other expenses of every nature incurred in connection with the maintenance and operation of the Land and the Building; but

                  (ii) shall exclude Taxes (other than Capital Tax), debt service, depreciation, (except depreciation permitted by clause (i) immediately preceding), expenses properly chargeable to capital account (except capital expenditures that are made by the Landlord to reduce "Operating Cost"), costs determined by the Landlord from time to time to be fairly allocable to the correction of construction faults and all management costs not allocable to the actual maintenance and operation of the Building (such as in connection with leasing and rental advertising).

                  In computing Operating Cost there shall be credited as a deduction the amounts of proceeds of insurance relating to Insured Damage and other damage actually recovered by the Landlord (or if the Landlord is deemed to self-insure, a corresponding application of reserves) applicable to such damage, recovery of electricity and light bulb and tube and ballast replacement, in each case to the extent that the cost thereof was included therein. Any report of the accountant appointed by the Landlord for the purpose shall be conclusive as to the amount of Operating Cost for any period to which such report relates.

                  Operating Cost in relation to any period means an amount equal to the aggregate of all Operating Cost for such period;

         (t) "RENT" means and includes the Annual Base Rent, Additional Rent and all other sums payable by the Tenant to the Landlord under this Lease;

         (u) "SERVICE AREAS" shall mean the area of corridors, elevator lobbies, service elevator lobbies, refuse areas, washrooms, air-cooling rooms, fan rooms, janitor's closets, telephone, meter, mechanical and electrical closets and other closets serving the Premises and other premises on such floor should the floor be a multiple tenancy floor;

         (v) "TAXES" means all taxes, rates, duties, levies and assessments whatsoever, whether municipal, parliamentary or otherwise, which are levied, imposed or assessed against or in respect of the Building, the Land or upon the Landlord in respect thereof or which are from time to time levied, imposed or assessed in the future in lieu thereof, including those levied, imposed or assessed for education, schools and local improvements, and including all costs and expenses (including legal and other professional fees and interest and penalties on deferred payments) incurred by the Landlord in good faith in contesting, resisting or appealing any taxes, rates, duties, levies or assessments, but excluding taxes and license fees in respect of any business carried on by tenants and occupants of the Building (including the Landlord) and income or profits taxes upon the income of the Landlord to the extent such taxes are not levied in lieu of taxes, rates, duties, levies and assessments against the Building or the Land or upon the Landlord in respect thereof and shall also include any and all taxes which may in future be levied in lieu of "Taxes" as hereinbefore defined;

         (w) "TAX COST" for any calendar year means an amount equal to the aggregate, without duplication, of all Taxes in respect of such calendar year;

         (x) "TENANTES SHARE" means the fraction, the numerator of which is the Floor Area of the Premises and the denominator of which is the Total Floor Area;

         (y) "TERM" means the term of this Lease set forth in Section 1.01(e)(i) and any extension thereof and any period of permitted overholding; and

         (z) "TOTAL FLOOR AREA" shall mean the total Floor Area of the Building, whether rented or not, determined by the Landlords architect or land surveyor from time to time according to the American National Standard for measuring rentable area in buildings, as established by the Building Owners and Managers Association International and in effect as at the Commencement Date.

                                  SCHEDULE "C"

                              RULES AND REGULATIONS

         The Tenant shall observe the following Rules and Regulations (as amended, modified or supplemented from time to time by the Landlord as provided in the Lease):

1. The Tenant shall not use or permit the use of the Premises in such manner as to create any objectionable noises, odours or other nuisance or hazard, or breach any applicable provisions of municipal by-law or other lawful requirements applicable thereto or any requirements of the Landlord's insurers, shall not permit the Premises to be used for cooking (except with the Landlord's prior written consent) or for sleeping, shall keep the Premises tidy and free from rubbish, shall deposit rubbish in receptacles which are either designated or clearly intended for waste and shall leave the Premises at the end of each business day in a condition such as to facilitate the performance of the Landlord's janitorial services in the Premises.

2. The Tenant shall not abuse, misuse or damage the Premises or any of the improvements or facilities therein, and in particular shall not deposit rubbish in any plumbing apparatus or use it for other than purposes for which it is intended, and shall not deface or mark any walls or other parts of the Premises.

3. The Tenant shall not perform, patronize or (to the extent under its control) permit any canvassing, soliciting or peddling in the Building, shall not install in the Premises any machines vending or dispensing refreshments or merchandise and shall not permit food or beverages to be brought to the Premises except by -such means, at such times and by such persons as have been authorized by the Landlord.

4. The entrances, lobbies, elevators, staircases and other facilities of the Building are for use only for access to the Premises and other parts of the Building and the Tenant shall not obstruct or misuse such facilities or permit them to be obstructed or misused by its agents, employees, invitees or others under its control.

5. No safe or heavy office equipment shall be moved into or about the Building by or for the Tenant unless the consent of the Landlord is first obtained and unless all due care is taken. Such equipment shall be moved upon the appropriate steelbearing plates, skids or platforms and subject to the Landlord's direction, and at such times, by such means and by such persons as the Landlord shall have approved. No furniture, freight or bulky matter of any description shall be moved in or out of the Premises or carried in the elevators except during such hours as the Landlord shall have approved. Hand trucks and similar appliances shall be equipped with rubber tires and other safeguards approved by the Landlord, and shall be used only by prior arrangement with the Landlord.

6. The Tenant shall permit and facilitate the entry of the Landlord, or those designated by it, into the Premises for the purpose of inspection, repair, window cleaning and the performance of other janitorial services, and shall not permit access to main header ducts, janitorial and electrical closets and other necessary means of access to mechanical, electrical and other facilities to be obstructed by the placement of furniture or otherwise. The Tenant shall not place any additional locks or other security devices upon the doors of the Premises without the prior written approval of the Landlord and subject to any conditions imposed by the Landlord for the maintenance of necessary access

7. The Landlord may require that all or any persons entering and leaving the Building at any time other than the Normal Business Hours satisfactorily identify themselves and register in books kept for the purpose and may prevent any person from entering the Premises unless provided with a key thereto and a pass or other authorization from the Tenant in a form satisfactory to the

Landlord and may prevent any person removing any goods therefrom without written authorization.

8. The Tenant shall refer to the Building only by the name from time to time designated by the Landlord for it and shall use such name only for the business address of the Premises and not for any promotion or other purpose.

9. The Tenant shall not interfere with window coverings installed upon exterior windows, and shall close or (if such window coverings are remotely controlled) permit to be closed such window coverings during such hours as the Landlord may require, and shall not install or operate any interior drapes installed by the Tenant so as to interfere with the exterior appearance of the Building.

10. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by the Tenant on any part of the outside or inside of the Premises or Building without the prior written consent of the Landlord, which consent may be arbitrarily withheld. In the event of any violation of the foregoing by the Tenant, the Landlord may remove same without any liability and may charge the expense incurred by such removal to the Tenant violating this rule as Additional Services. Signs on doors, windows, walls and the directory shall be inscribed, painted or affixed for the Tenant by the Landlord at the expense of the Tenant as Additional Services and shall be of a size, colour and style acceptable to the Landlord.

11. The Tenant shall not permit its agents, employees, contractors or invitees to park or stop motor vehicles or trucks for purposes of loading or unloading, or any other purpose, while such motor vehicles or trucks are idling or have left their motors running, except in areas designated by the Landlord.

         The foregoing Rules and Regulations, as from time to time amended, are not necessarily of uniform application, but may be waived in whole or in part in respect of other tenants without affecting their enforceability with respect to the Tenant and the Premises, and may be waived in whole or in part with respect to the Premises without waiving them as to future application to the Premises, and the imposition of Rules and Regulations shall not create or imply an obligation of the Landlord to enforce them or create any liability of the Landlord for their non-enforcement.

                                  SCHEDULE "D"

                   COMPREHENSIVE GENERAL LIABILITY INSURANCE


Where a document is issued certifying the existence of a comprehensive general liability policy it will contain the following information:

(1)  Name and address of insuring company:_____________________________________
     __________________________________________________________________________
     __________________________________________________________________________

(2)  Name and signature of authorized representative:__________________________
     __________________________________________________________________________


(3)  Date of inception and termination of policy:______________________________
     __________________________________________________________________________

(4)  Limit of liability:
     __________________________________________________________________________

(5) Confirmation that defence costs are in excess of limit of liability or are included within limit of liability of the policy:
     __________________________________________________________________________

(6)  Confirmation or information with respect to any aggregate limit:
     __________________________________________________________________________

(7) Confirmation that the policy contain both "cross liability" and "severability of interests" clauses:
     __________________________________________________________________________

(8)  Confirmation that the Landlord is a named insured:
     __________________________________________________________________________

(9) Confirmation that the Landlord will be given notice of cancellation and any material change in accordance with the Lease:
     __________________________________________________________________________

(10) Information as to sub limits of liability if not a single limit:
     __________________________________________________________________________

(11) Information outlining any exclusion not normal to a standard policy:
     __________________________________________________________________________
     __________________________________________________________________________

Where the document certifies the existence of a "claims made" policy, the following additional information will be supplied.

(1)  Retroactive date of policy:_______________________________________________

(2) Extended reporting period conditions and any limitation affecting reporting period extension:
     __________________________________________________________________________
     __________________________________________________________________________

(3)  Information on any claim or claims affecting aggregate limit:
     __________________________________________________________________________
     __________________________________________________________________________

(4)  Definition of reported claim:_____________________________________________
     __________________________________________________________________________

                                  SCHEDULE "E"

                        FINAL INSPECTION REPAIR STANDARDS

The Tenant shall ensure that the following is completed prior to vacating the
Premises:

         1.       Clean out Premises

                  o         remove all refuse.

         2.       Floors

                  o         sweep out warehouse;
                  o         steam clean carpets;
                  o         strip and wash linoleum and tile floors.

         3.       Walls and Ceilings

                  o repair any gyproc wall damage - patch, fill, sand and prime;
                  o         remove all tacks, nails, hooks, etc., from walls;
                  o         wash walls;
                  o replace any damaged ceiling tiles and light fixture lenses.

         4.       Windows

                  o         replace any cracked window panes;
                  o scrape off any stickers on windows and wash both sides.

         5.       Doors

                  o ensure entrance, overhead and man doors are in good working order. Repair or replace any damaged panels and hardware.

         6.       Lights

                  o retube and/or replace ballasts as necessary for any light fixtures burnt out, flickering or with blackened ends.

         7.       Heaters

                  o ensure overhead heaters, baseboard heaters and their thermostats are in working order.

         8.       Plumbing

                  o ensure all plumbing fixtures, including hot water tanks, are in working order;
                  o         wash bathroom fixtures.

         9.       Air Conditioning

                  o if space is air conditioned, ensure unit(s) are in full working condition;
                  o         provide most recent service inspection reports;
                  o         clean all diffusers and grills;
                  o ensure bathroom vent fans are clean and in working condition.

         10. Upon completion of the noted clean-up and repairs, all keys to the Premises shall be returned to the Landlord.

                                  SCHEDULE "F"

                               SPECIAL PROVISIONS



         1.       LEASE CANCELLATION

         Upon the Lease for this premises being executed the existing Lease, dated for reference July 31, 1992 for 1562 Rand Avenue will be cancelled and rendered null and void.

         2.       LETTER OF CREDIT

         The Tenant shall deliver to the Landlord an irrevocable Letter of Credit in the amounts shown in item (d) below in favour of the Landlord issued by a Schedule "A" Canadian Chartered Bank in a form acceptable to the Landlord but in any event providing that the sum shown in item
         (d) below or portion thereof shall be payable to the Landlord at any time on the Landlord's written instruction to the issuer without further conditions. Letter of Credit shall be provided to the Landlord sixty (60) days prior to the commencement of each year of the said term, except in the first year where the sum of $30,000.00 must be provided before May 1, 1993. The Landlord and Tenant agree that:

         (a) the Landlord may draw on the Letter of Credit and shall only draw on the Letter of Credit at any time that the Tenant is in default under this Offer or the Lease;

         (b) if the Landlord draws on the Letter of Credit because of default by the Tenant other than or in addition to the failure to pay rent or other sums due to the Landlord, the Landlord may elect to accept the sum shown in item (d) below as liquidated damages and treat the Lease and Offer as at an end (in which case the Landlord and the Tenant shall have no further rights or claims against each other with respect to the Lease or the Offer and the Tenant shall surrender the Premises) or the Landlord may apply the sum shown in item (d) below towards amounts due to the Landlord by the Tenant or towards remedying the Tenant's default or towards payment on account of damages for the Tenant's default, in any which event the Lease and Offer shall remain in full force and effect, together with all of the Landlord's rights and remedies against the Tenant thereunder;

         (c) the Tenant shall cause a Letter of Credit on such terms to remain in effect for five (5) years and if the Landlord does not receive satisfactory notice of renewal or a replacement for an expiring Letter of Credit by sixty (60) days before the expiry of any such Letter of Credit, this shall constitute a breach of the Lease entitling the Landlord to draw on the existing Letter of Credit;

         (d) the Letter of Credit is to be provided in the following amounts:

                           Year 1              $30,000.00
                           Year 2              $24,000.00
                           Year 3              $18,000.00
                           Year 4              $12,000.00
                           Year 5              $ 6,000.00; and

         (e) the Landlord will agree to cancel the Tenant's obligation to provide a Letter of Credit if it can prove to the Landlord, by audited financial statements prepared under generally accepted accounting principles, that the Tenant's accumulated Net Income, from January 1, 1993 onward, excluding non-operational items (eg. foreign exchange gains/loss of subsidiaries and investment income) exceeds $1,000,000.00.

                                 LEASE RENEWAL


THIS LEASE RENEWAL made as of the 17th day of February, 1998.

BETWEEN:

               GRANVILLE SOUTH BUSINESS CENTRE
               HOLDINGS LTD., a corporation with an office at Third Floor, 100 Park Royal, West Vancouver,
               British Columbia, V7T 1A2

               (the "Landlord")

                                              OF THE FIRST PART

AND:

               GLOBAL ELECTION SYSTEMS INC., a
               corporation with an office at 1611 Wilmeth Road, McKinney, Texas 75069-8250

               (the "Tenant")

                                             OF THE SECOND PART

WHEREAS:

A. Granville South Business Centre Holdings Ltd., as Landlord, and Global Election Systems Inc., as Tenant, entered into a lease (the "Lease") for a term of five (5) years commencing May 1, 1993 of certain premises (the "Leased Premises") located at 1562 Rand Avenue, Vancouver, B.C. all as more particularly described in the Lease.

          NOW THEREFORE THIS AGREEMENT WITNESSES that for and in consideration of the respective agreements herein and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged by the parties hereto, the parties hereby agree as follows:

1. The Landlord hereby leases to the Tenant the Leased Premises for a renewal term of eight (8) months commencing on the 1st day of May, 1998 and terminating on the 31st day of December, 1998, on the same terms and conditions as contained in the Lease, as amended hereby.

2. This Agreement shall, from the Effective Date, be read and construed along with the Lease, and the Lease, as amended hereby, shall continue in full force and effect for the remainder of the term of the Lease, as extended and renewed hereby, in accordance with the terms thereof and hereof.

4. This Agreement shall enure to the benefit of and be binding upon the Landlord, its successors and assigns and the Tenant, its successors and permitted assigns under the Lease.

          IN WITNESS WHEREOF the parties hereto have caused these presents to be executed as of the day and year first above written.


The Corporate Seal of GRANVILLE      )
SOUTH BUSINESS CENTRE                )
HOLDINGS LTD. was hereunto           )
affixed in the presence of:          )
                                     )
/s/ ILLEGIBLE                        )       c/s
-------------------------------      )
Authorized Signatory                 )
                                     )
                                     )
-------------------------------      )
Authorized Signatory                 )


The Corporate Seal of GLOBAL         )
ELECTION SYSTEMS INC. was            )
hereunto affixed in the presence of: )
                                     )
/s/ ILLEGIBLE                        )       c/s
-------------------------------      )
Authorized Signatory                 )
                                     )
/s/ ILLEGIBLE                        )
-------------------------------      )
Authorized Signatory                 )